Exhibit 4.2

NATWEST GROUP PLC

as Company,

and

THE BANK OF NEW YORK MELLON ACTING THROUGH ITS
LONDON BRANCH

as Trustee

NINTH SUPPLEMENTAL INDENTURE

dated as of May 10, 2024

to

CONTINGENT CONVERTIBLE SECURITIES INDENTURE

dated as of August 10, 2015

and the

FIFTH SUPPLEMENTAL INDENTURE

dated as of August 19, 2020

in respect of

$1,000,000,000 8.125% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes

i

ii

iii

This NINTH SUPPLEMENTAL INDENTURE (“Ninth Supplemental Indenture”), dated as of May 10, 2024, between, NATWEST GROUP PLC, a company incorporated in Scotland with registered number SC045551, as issuer (the “Company”), having its registered office at 36 St Andrew Square, Edinburgh EH2 2YB, United Kingdom and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York as trustee under the Contingent Convertible Securities Indenture (the “Trustee”), having its Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a contingent convertible securities indenture, dated as of August 10, 2015, as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 (the “Contingent Convertible Securities Indenture” and, together with this Ninth Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s Contingent Convertible Securities (the “Securities”);

WHEREAS, the Company hereto desires to issue a series of Securities to be known as the $1,000,000,000 8.125% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”);

WHEREAS, the parties hereto desire to establish that the Contingent Capital Notes shall be issued in the form of one of more Global Securities substantially in the form of Exhibit A to this Ninth Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Contingent Convertible Securities Indenture;

WHEREAS, Section 9.01(f) of the Contingent Convertible Securities Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Contingent Convertible Securities Indenture without the consent of Holders;

WHEREAS, Section 9.01(d) of the Contingent Convertible Securities Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Contingent Convertible Securities Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this Ninth Supplemental Indenture shall amend and supplement the Contingent Convertible Securities Indenture but only with respect to the Contingent Capital Notes; to the extent the terms of the Contingent Convertible Securities Indenture are inconsistent with such provisions of this Ninth Supplemental Indenture, the terms of this Ninth Supplemental Indenture shall govern, but only with respect to the Contingent Capital Notes;

WHEREAS, there are no debt securities outstanding of any series created prior to the execution of this Ninth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the entry into of this Ninth Supplemental Indenture has been authorized pursuant to a Board Resolution, as required by Section 9.01 of the Contingent Convertible Securities Indenture; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this Ninth Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this Ninth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Ninth Supplemental Indenture has been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
Definitions

Section 1.01. Definition of Terms. For all purposes of this Ninth Supplemental Indenture:

(a)       a term defined anywhere in this Ninth Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Contingent Convertible Securities Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation;

(e)       for purposes of this Ninth Supplemental Indenture and the Contingent Convertible Securities Indenture, the term “series” shall mean the series of Securities designated as the Contingent Capital Notes as defined in this Ninth Supplemental Indenture;

(f)       the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Ninth Supplemental Indenture, refer to this Ninth Supplemental Indenture as a whole and not to any particular provision of this Ninth Supplemental Indenture;

(g)       the terms “dollars” and “$” mean United States Dollars;

(h)       the terms “pounds sterling” and “£” mean British pounds sterling;

(i)       references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Ninth Supplemental Indenture;

(j)       wherever the words “include”, “includes” or “including” are used in this Ninth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(k)       the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(l)       for purposes of this Ninth Supplemental Indenture, references therein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(m)       references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

“Accrued Interest” means any accrued and unpaid interest on the Contingent Capital Notes, excluding any interest which has been cancelled or deemed to be cancelled in accordance with the terms of this Ninth Supplemental Indenture.

“Acquirer” means the person which, following a Takeover Event, controls the Company.

“ADS” means the American Depositary Shares which are the subject of the ADS Deposit Agreement.

“ADS Deposit Agreement” means the Amended and Restated Deposit Agreement among the Company, The Bank of New York Mellon and all holders from time to time of American Depositary Receipts issued thereunder.

“ADS Depositary” means The Bank of New York Mellon, as the depositary under the Company’s ADS Deposit Agreement.

“Alternative Consideration” means, in respect of each Contingent Capital Note and as determined by the Company (i) if all of the Settlement Shares to be issued and delivered following Automatic Conversion are sold in the Settlement Shares Offer, the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Contingent Capital Notes translated from sterling into U.S. dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer); (ii) if some but not all of such Settlement Shares to be issued and delivered upon Automatic Conversion are sold in the Settlement Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Contingent Capital Notes translated from sterling into U.S. dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer) and (y) the pro rata share of such Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Contingent Capital Notes rounded down to the nearest whole number of Settlement Shares; and (iii) if no Settlement Shares are sold in the Settlement Shares Offer, the relevant number of Settlement Shares that would have been received had the Company not elected that the Settlement Share Depository should carry out a Conversion Shares Offer.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Takeover Event, has in issue Relevant Shares.

“Assets” means the unconsolidated gross assets of the Company, as shown in the latest published audited balance sheet of the Company, adjusted for subsequent events in such manner as the directors of the Company may determine.

“Automatic Conversion” means the irrevocable and automatic release of all of the Company’s obligations under the Contingent Capital Notes in consideration of the Company’s issuance and delivery of the Settlement Shares at the Conversion Price on the Conversion Date to the Settlement Share Depository (on behalf of the Holders and Beneficial Owners) in accordance with the terms of the Contingent Capital Notes or the Indenture.

“Banking Act” means the U.K. Banking Act 2009, as has been or may be amended from time to time, whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise;

“Beneficial Owners” shall mean (a) with respect to Global Securities, the owners of beneficial interests in the Securities prior to the occurrence of the Final Cancellation Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Contingent Convertible Security Register.

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London, England.

“Calculation Agent” means National Westminster Bank Plc, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and National Westminster Bank Plc, dated as of the date hereof.

“Cancellation Date” means (i) with respect to any Contingent Capital Note for which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Contingent Capital Note for which a Settlement Notice is not received by the Settlement Share Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

A “Capital Disqualification Event” shall occur if the Company determines that, as a result of any amendment to, or change in the regulatory classification of the Contingent Capital Notes under the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date, the whole or part of the Contingent Capital Notes are, or are likely to be, excluded from the Tier 1 Capital (as defined in the Capital Regulations) of the Company and/or the Tier 1 Capital of the Regulatory Group.

“Cash Component” means that portion, if any, of the Alternative Consideration consisting of cash.

“Cash Dividend” means any dividend or distribution in respect of the ordinary shares which is to be paid or made to the Shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to the Shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Regulatory Group, at such time, less any deductions from Common Equity Tier 1 Capital of the Regulatory Group required to be made, at such time, in each case as calculated by the Company on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time (which calculation shall be binding on the Trustee and the Holders).

“CET1 Ratio” means the ratio of CET1 Capital to Risk Weighted Assets expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“commencement” means, in relation to the winding up of the Company, the date on which such winding up commences, or is deemed to commence, determined in accordance with Section 86 or 129 of the Insolvency Act 1986.

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD as interpreted and applied in accordance with the Capital Regulations then applicable to the Regulatory Group.

“Comparable Treasury Issue” means, with respect to any Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of such Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to any Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Date (calculated on the Reset Determination Date preceding such Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Compliant Securities” means securities issued directly by the Company that have terms not materially less favourable to an investor than the terms of the Contingent Capital Notes (as determined by the Company in consultation with an Independent Financial Adviser), provided that the Company has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to conclusively rely on and accept such certificate without further enquiry and without liability to any person) prior to the substitution or variation of the Contingent Capital Notes and provided that such substitution or varied securities:

(a) (1) contain terms which comply with the then current requirements of the Capital Regulations in relation to Tier 1 Capital (as defined in the Capital Regulations); (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Contingent Capital Notes; (3) rank pari passu with the ranking of the Contingent Capital Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or cancelled (but without prejudice to our right to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve our obligations (including the obligations arising from the exercise of any right) as to payments of principal in respect of the Contingent Capital Notes, including (without limitation) as to the timing and amount of such payments; (6) contain terms providing for the conversion of the Contingent Capital Notes, the cancellation of payments of interest thereon and/or write-down of the principal of the Contingent Capital Notes only if such terms are not materially less favourable to an investor than the terms of the Contingent Capital Notes; and (7) qualify as hybrid capital instruments as defined in section 475C of the Corporation Tax Act 2009, to the extent applicable (or in any equivalent provision in any applicable successor legislation);

(b) are (1) admitted to trading on the International Securities Market of the LSE or (2) listed on such other stock exchange as is a Recognised Stock Exchange (as defined below) at that time as selected by the Company; and

(c) where the Contingent Capital Notes which have been substituted or varied had a published rating (solicited by, or assigned with our cooperation) from a Rating Agency (as defined below) immediately prior to their substitution or variation, at least two Rating Agencies have, or where only one Rating Agency has published such a Rating, such Rating Agency has, ascribed, or announced their intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“control” means, for the purposes of the definition of a Takeover Event:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50% of the issued ordinary shares of the Company; or

(b)	the right to appoint and/or remove all or the majority of the members of the Board of Directors of the Company, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise.

and “controlled” shall be construed accordingly.

“Conversion Date” means the date on which the Automatic Conversion shall take place as specified in the Conversion Trigger Notice, which shall occur without delay upon, and in any event within one month of, the occurrence of the Conversion Trigger Event.

“Conversion Price” means $2.205, subject to the anti-dilution provisions set forth under Article 4.

“Conversion Trigger Event” means any point in time at which the CET1 Ratio is less than 7.00%.

“Conversion Trigger Notice” means the written notice to be delivered by the Company to the Trustee and the Holders of the Contingent Capital Notes in accordance with Section 1.06 of the Contingent Convertible Securities Indenture and in the form of Exhibit B attached thereto following the occurrence of the Conversion Trigger Event. The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by the Company to DTC (or if the Contingent Capital Notes are held in definitive form, to the Holders of the Contingent Capital Notes directly). The Conversion Trigger Notice shall specify (i) that the Conversion Trigger Event has occurred and the CET1 Ratio resulting in such Conversion Trigger Event, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment pursuant to Article 4 up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if the Company has been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, or, if the Holder elects, ADSs or any Alternative Consideration to the Holders as it shall consider reasonable in the circumstances, (v) that the Company has the option, at its sole and absolute discretion, to elect that a Settlement Shares Offer be conducted and that, if the Company so elects, it will issue a Settlement Shares Offer Notice within ten Business Days following the Conversion Date notifying the Holders of its election and (vi) the Suspension Date and that the Contingent Capital Notes shall remain in existence for the sole purpose of evidencing the Holder’s right to receive Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Contingent Capital Notes may continue to be transferable until the Suspension Date.

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“Current Market Price” means in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five (5) consecutive Dealing Days ending on the Dealing Day immediately preceding such date; provided that, if at any time during the said five (5) Dealing Day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement), then:

(i)       if the ordinary shares to be created, issued, transferred or delivered do not rank for the dividend (or entitlement thereto) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-dividend (or cum- any other entitlement), shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per ordinary share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)       if the ordinary shares to be created, issued, transferred or delivered do rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per ordinary share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

and provided further that, if on each of the said five (5) Dealing Days, the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per ordinary share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five (5) Dealing Days, (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) Dealing Day period shall be used (subject to a minimum of two such prices), and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser (acting as an expert).

“Dealing Day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares, Other Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Distributable Items” means subject as otherwise defined in, and/or interpreted in accordance with, the Capital Regulations applicable to the Company from time to time, the amount of the Company’s profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Contingent Capital Notes, any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (U.K.) (the “Companies Act”) or any other provisions of English law and/or Scots law from time to time applicable to the Company or the Company’s Memorandum and Articles of Association from time to time (together, the “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law and/or Scots law from time to time applicable to the Company or the Articles of Association, in each case with respect to the specific category of own funds instruments to which such law or the Articles of Association relate; such profits, losses and reserves being determined on the basis of the Company’s individual accounts and not on the basis of the Company’s consolidated accounts.

“DTC” means The Depository Trust Company, or any successor clearing system.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments (as amended from time to time) or similar law in the UK.

“Enforcement Event” means any of (i) a Winding-up or Administration Event prior to the occurrence of a Conversion Trigger Event, (ii) a Non-Payment Event, or (iii) a breach of a Performance Obligation.

“Equity Share Capital” has the meaning provided in Section 548 of the Companies Act 2006.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its Shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Other Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the Fair Market Value (a) of such Other Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Other Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five (5) Dealing Days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such Dealing Day such Other Securities, options, warrants or other rights are publicly traded) or such shorter period as such Other Securities, options, warrants or other rights are publicly traded; (iv) where Other Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Other Securities, options, warrants or other rights shall be determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per ordinary share, the dividend yield of an ordinary share, the volatility of such market price, prevailing interest rates and the terms of such Other Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of the Company or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“Final Cancellation Date” means the date, as specified in the Settlement Request Notice, on which the Contingent Capital Notes in relation to which no Settlement Notice has been received by the Settlement Share Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date.

“First Call Date” means November 10, 2033.

“First Reset Date” means May 10, 2034.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD Regulation, in accordance with the Capital Regulations applicable to the Regulatory Group, as at the time such measure is calculated.

“Holder” means a Person in whose name a Contingent Capital Note in global or definitive form is registered in the Contingent Convertible Security Register.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Company at its own expense.

“Interest Payment Date” means each of March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2024 (short first coupon).

“Issue Date” means May 10, 2024, being the date of the initial issue of the Contingent Capital Notes.

“Junior Securities” means any ordinary shares or other securities or other obligations (including any guarantee, credit support or similar undertaking) of the Company ranking, or expressed to rank, junior to the Contingent Capital Notes in a Winding-up or Administration Event.

“Liabilities” means the unconsolidated gross liabilities of the Company, as shown in the latest published audited balance sheet of the Company, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of the Company may determine.

“New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Takeover Event where the Acquirer is an Approved Entity, the Company shall have entered into arrangements to the Company’s satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the Holders and Beneficial Owners, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by the Company in accordance with the following formula:

NCP = ECP ×	VWAPRS VWAPOS

where:

NCP	is the New Conversion Price.

ECP	is the Conversion Price in effect on the Dealing Day immediately prior to the New Conversion Condition Effective Date.

VWAPRS	means the average of the Volume Weighted Average Price of the Relevant Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant Dealing Day) on each of the 10 Dealing Days ending on the Dealing Day prior to the date the Takeover Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “ordinary shares” shall be construed as a reference to the Relevant Shares and in the definition of “Dealing Day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS	is the average of the Volume Weighted Average Price of the ordinary shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant Dealing Day) on each of the 10 Dealing Days ending on the Dealing Day prior to the date the Takeover Event shall have occurred.

“Non-Payment Event” has the meaning specified in Section 5.02.

“Non-Qualifying Takeover Event” means a Takeover Event that is not a Qualifying Takeover Event.

“Notice Cut-Off Date” means the date specified as such in the Settlement Request Notice.

“Notional Preference Shares” means an actual or notional class of preference shares in the capital of the Company having an equal right to return of assets in a Winding-up or Administration Event to, and so ranking pari passu with, the most senior class or classes of issued preference shares with non-cumulative dividends (if any) in the capital of the Company from time to time and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of all other classes of issued shares for the time being in the capital of the Company but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in our capital which is referenced in any of our instruments for the purposes of determining a claim in our winding-up or administration, and, as so referenced, (i) is expressed to have a preferential right to a return of assets in our winding-up or administration over the holders of all other classes of shares for the time-being in our capital and (ii) is not expressed to rank junior to any other notional class of preference shares in our capital.

“ordinary shares” means the ordinary shares of the Company, with a nominal value of £1.076923076923077 each.

“Ordinary Share Capital” has the meaning provided in Section 1119 of the Corporation Tax Act 2010.

“Other Securities” means any securities including, without limitation, shares in the capital of the Company, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Company (and each an “Other Security”).

“Outstanding Amount” has the meaning set forth in Section 3.17(a).

“Parity Securities” means the most senior ranking class or classes of non-cumulative preference shares in the capital of the Company from time to time and any other securities of the Company or other securities or other obligations (including any guarantee, credit support or similar undertaking) ranking, or expressed to rank, pari passu with the Contingent Capital Notes and/or such preference shares following a Winding-up or Administration Event.

“Performance Obligation” has the meaning specified in Section 5.03.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe.

“Prospectus” means the prospectus on Form F-3 related to the offering and sale of the Contingent Capital Notes dated January 11, 2022, as amended or supplemented.

“Prudential Regulation Authority” or “PRA” means the Prudential Regulation Authority or such other governmental authority having primary supervisory authority with respect to the prudential regulation of the Company’s business.

“Qualifying Takeover Event” means a Takeover Event where:

(i)	the Acquirer is an Approved Entity;

(ii)	the New Conversion Condition is satisfied; and

(iii)	the Acquirer and persons “connected” with the Acquirer together have “control” of the Issuer (where “connected” and “control” have the same meanings as in section 1122 and 1124 of the Corporation Tax Act 2010 (to the extent applicable or in any equivalent provision in any applicable successor legislation)).

“Rating Agency” means Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., Fitch Ratings, Inc., or any of their affiliates, or any successor.

“Recognised Stock Exchange” means a recognised stock exchange as defined in section 1005 of the UK Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

“Record Date” means the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date for such Reset Date.

“Regular Record Date” means, with respect to the payment of interest on the Contingent Capital Notes, the 15th calendar day (whether or not a Business Day) immediately preceding an Interest Payment Date.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Regulatory Group” means the Company, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with it for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the London Stock Exchange is not the Relevant Stock Exchange, the currency in which the ordinary shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Shares” means Ordinary Share Capital of the Approved Entity that constitutes Equity Share Capital or the equivalent (or depositary or other receipts representing the same) which is listed and admitted to trading on a Regulated Market.

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing.

“relevant U.K. authority” means any authority with the ability to exercise a U.K. bail-in power.

“Reset Date” means the First Reset Date and every fifth anniversary thereafter.

“Reset Determination Date” means the second Business Day immediately preceding each Reset Date.

“Reset Period” means any period from and including each Reset Date to but excluding the next succeeding Reset Date.

“Risk Weighted Assets” means, at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Regulatory Group, at such time, as calculated by the Company on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group (which calculation shall be binding on the Trustee and the Holders) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Company in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time.

“secondary non-preferential debts” shall have the meaning given to it in the Banks and Building Societies (Priorities on Insolvency) Order 2018 and any other law or regulation applicable to the Company which is amended by such order, as each may be amended or replaced from time to time.

“Senior Creditors” means creditors of the Company (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of a Winding-up or Administration Event or otherwise) to the claims of unsubordinated creditors of the Company but not further or otherwise, (iii) who are creditors in respect of any secondary non-preferential debts, or (iv) who are subordinated creditors of the Company (whether as aforesaid or otherwise), other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the Holders and/or pari passu with or junior to any claims ranking pari passu with the claims of the Holders, in each case, in a Winding-up or Administration Event occurring prior to any Conversion Trigger Event.

“Settlement Date” means:

(i)       with respect to any Contingent Capital Note in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where the Company has not elected that the Settlement Share Depository will carry out a Settlement Shares Offer in accordance with Section 3.18, the date that is two (2) Business Days after the latest of (i) the Conversion Date, (ii) the date on which the Company announces that it will not elect for the Settlement Share Depository to carry out a Settlement Shares Offer (or, if no such announcement is made, the last date on which the Company is entitled to give a Settlement Shares Offer Notice), and (iii) the date on which the relevant Settlement Notice has been received by the Settlement Share Depository;

(ii)       with respect to any Contingent Capital Note in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where the Company has elected that the Settlement Share Depository will carry out a Settlement Shares Offer in accordance with Section 3.18, the date that is the later of (a) two (2) Business Days after the day on which the Settlement Shares Offer Period expires or is terminated and (b) two (2) Business Days after the date on which such Settlement Notice has been so received by the Settlement Share Depository; and

(iii)       with respect to any Contingent Capital Note in relation to which a Settlement Notice is not so received by the Settlement Share Depository on or before the Notice Cut-off Date, the date on which the Settlement Share Depository delivers the relevant Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as applicable, to the relevant Holders or Beneficial Owners.

“Settlement Notice” means a written notice (substantially in the form attached hereto as Exhibit F) to be delivered by a Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) to the Settlement Share Depository, with a copy to the Trustee, on or before the Notice Cut-off Date containing the following information: (i) the name of the Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount of the book-entry interests in the Contingent Capital Notes held by such Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in the Company’s share register, (iv) whether Settlement Shares are to be delivered to the Holder or Beneficial Owner or ADSs, if the Holder elects, are to be deposited with the ADS Depository on behalf of the Holder or Beneficial Owner into the Company’s ADS facility, (v) the details of the CREST or other clearing system account (subject to the limitations set out in Section 3.19(i)), the details of the registered account in the Company’s ADS facility or, if the Settlement Shares are not a participating security in CREST or another clearing system, the address to which the Settlement Shares (or the Settlement Share Component, if any, of any Alternative Consideration) and/or cash (if not expected to be delivered through DTC) should be delivered and (vi) such other details as may be required by the Settlement Share Depository.

“Settlement Request Notice” means the written notice (substantially in the form attached hereto as Exhibit E) to be delivered by the Company to the Trustee directly and to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are in definitive form, by the Company to the Trustee directly and to the Holders at their registered addresses as shown on the Contingent Convertible Security Register) on the Suspension Date requesting that Holders and Beneficial Owners complete a Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“Settlement Share Component” means that portion, if any, of the Alternative Consideration consisting of Settlement Shares.

“Settlement Share Depository” means a reputable financial institution, depository entity, trust company or similar entity (which in each such case is wholly independent of the Company) to be appointed by the Company on or prior to any date when a function ascribed to the Settlement Share Depository in the Indenture is required to be performed, to perform such functions and which will be required to undertake, for the benefit of the Holders and Beneficial Owners, to hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of such Holders and Beneficial Owners in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Settlement Shares Offer on terms consistent with the Indenture.

“Settlement Shares” means the ordinary shares credited as fully paid to be issued and delivered to the Settlement Share Depository by the Company on the Conversion Date.

“Settlement Shares Offer” has the meaning attributed to such term in Section 3.18.

“Settlement Shares Offer Price” has the meaning attributed to such term in Section 3.18.

“Settlement Shares Offer Notice” means the written notice (substantially in the form attached hereto as Exhibit D) to be delivered by the Company to the Trustee directly and to the Holders at their addresses shown on the Contingent Convertible Security Register if the Company has elected that a Settlement Shares Offer be made specifying (i) the Settlement Shares Offer Period, and (ii) the Suspension Date, if the Suspension Date has not previously been specified in the Conversion Trigger Notice.

“Settlement Shares Offer Period” means the period during which the Settlement Shares Offer may occur, which period shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice.

“Shareholders” means the holders of ordinary shares.

“Solvency Condition” has the meaning set forth in Section 6.01(e) hereof.

“Subsidiary” means a subsidiary or a “subsidiary undertaking” as such terms are defined in Sections 1159 and 1162 of the U.K. Companies Act 2006.

“Successor in Business” means, in relation to the Issuer, any entity which (i) acquires all or substantially all of the undertaking and/or assets of the Issuer or (ii) acquires the beneficial ownership of the whole of the issued voting stock and/or share capital of the Issuer or (iii) into which the Issuer is amalgamated, merged or reconstructed and where the Issuer is not the continuing company.

“Suspension Date” means the date specified in the Conversion Trigger Notice or Settlement Shares Offer Notice as the date on which DTC shall suspend all clearance and settlement of transactions in the Contingent Capital Notes in accordance with its rules and procedures.

A “Takeover Event” shall occur if, at any time after the Issue Date, any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of the Company.

“Takeover Event Notice” has the meaning attributed to such term as set forth in Section 4.02.

“Tax Event” has the meaning specified in Section 3.09.

“Tradable Amount” has the meaning specified in Section 3.01(m) hereof.

“U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a U.K. resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligation may be deemed to have been exercised.

“U.S. Treasury Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately prior to the Reset Determination Date for such Reset Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date for such Reset Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date for such Reset Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined above).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Volume Weighted Average Price” means, in respect of an ordinary share or Other Security on any Dealing Day, the order book volume-weighted average price of an ordinary share or Other Security published by or derived (in the case of an ordinary share) from the relevant Bloomberg page or (in the case of Other Securities (other than ordinary shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Other Securities, options, warrants or other rights are then listed or quoted or dealt in, if any, or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such Dealing Day, provided that if on any such Dealing Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share, Other Security, option, warrant or other right, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined or determined as an Independent Adviser might otherwise determine in good faith to be appropriate.

“Winding-up or Administration Event” means:

(i) an order is made, or an effective resolution is passed, for the winding up of the Company (excluding in any such case a solvent winding-up solely for the purpose of a reconstruction, amalgamation, reorganization, merger or consolidation of the Company, or the substitution in place of the Company of a Successor in Business, the terms of which have previously been approved by the Trustee or in writing by Holders of not less than 2/3 (two-thirds) in aggregate principal amount of the Contingent Capital Notes); or

(ii) an administrator of the Company is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

Section 1.02. Separability Clause. In case any provision in this Ninth Supplemental Indenture or the Contingent Capital Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.03. Benefits of Instrument. Nothing in this Ninth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.04. Relation to Contingent Convertible Securities Indenture. This Ninth Supplemental Indenture constitutes an integral part of the Contingent Convertible Securities Indenture. Notwithstanding any other provision of this Ninth Supplemental Indenture, all provisions of this Ninth Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners and any such provisions shall not be deemed to apply to any other Securities issued under the Contingent Convertible Securities Indenture and shall not be deemed to amend, modify or supplement the Contingent Convertible Securities Indenture for any purpose other than with respect to the Contingent Capital Notes; provided that pursuant to and in accordance with Section 3.08 of the Contingent Convertible Securities Indenture, the duties of the Trustee under the Indenture shall extend only to Persons deemed to be Holders.

Article 2
Amendments To The Contingent Convertible Securities Indenture

Section 2.01. Amended Definitions. With respect to the Contingent Capital Notes only, the definitions of “Capital Regulations”, “CRD IV”, “CRD IV Directive”, “CRD IV Regulation” in Section 1.01 of the Contingent Convertible Securities Indenture are amended and restated in their entirety by the following definitions:

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity binding on credit institutions (including, without limitation, as to leverage) then in effect as applicable to the Company or the Regulatory Group including if and to the extent applicable to the Company or the Regulatory Group and without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission, including as they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time; and any laws or regulations as well as requirements, guidelines and policies adopted by the PRA and/or any other national or European authority from time to time, in each case to the extent applicable to the Company or the Regulatory Group (whether or not such laws, regulations, requirements, guidelines or policies are applied generally or specifically to the Company or to the Regulatory Group), in each case relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity.

“CRD” means (i) the CRD Directive and (ii) the CRD Regulation to the extent applicable to the Issuer or the Regulatory Group.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended or replaced from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019) and/or any Capital Regulations , to the extent that they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time.

“CRD Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, as amended or replaced from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019, to the extent then in application) and/or any Capital Regulations, to the extent that they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time.

Article 3
The Contingent Capital Notes

Section 3.01. Form, Title, Terms and Payments. The form of any Security that is designated as a Contingent Capital Note shall be evidenced by one or more global notes in registered form (each, a “Global Note”) deposited with, or on behalf of, DTC on the Issue Date. The Global Notes shall be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit A. The terms of the Global Notes are hereby incorporated herein by reference and made a part hereof as if set forth herein in full.

(a)       There is hereby established a new series of Securities designated as the 8.125% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”).

(b)       The Contingent Capital Notes shall be issued in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof.

(c)       The Contingent Capital Notes shall be initially limited in aggregate principal amount to $1,000,000,000. The Company may from time to time, without the consent of the Holders, issue additional Contingent Capital Notes having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Contingent Capital Notes described in this Ninth Supplemental Indenture, except for the price to public and Issue Date. Any such additional Contingent Capital Notes subsequently issued shall rank equally and ratably with the Contingent Capital Notes in all respects, so that such further Contingent Capital Notes shall be consolidated and form a single series with the Contingent Capital Notes.

(d)       The Contingent Capital Notes shall be perpetual Securities and shall have no Stated Maturity in respect of principal.

(e)       The Securities shall not have a sinking fund.

(f)       Any proposed transfer of an interest in the Contingent Capital Notes held in the form of a Global Note shall be effected through the book-entry system maintained by DTC.

(g)       The interest rate on the Contingent Capital Notes is set forth in Section 3.02 hereof.

(h)       All references to Foreign Government Securities and U.S. Government Obligations in the Contingent Convertible Securities Indenture shall be deleted in their entirety and be inapplicable to the Contingent Capital Notes, including but not limited to the definition of “Outstanding” in the Contingent Convertible Securities Indenture and any references to such terms in Sections 4.01, 4.02 and 4.03 of the Contingent Convertible Securities Indenture.

(i)       Payments in respect of the Contingent Capital Notes, including payments of principal and interest, shall be subject to the conditions set forth under Sections 3.02, 3.03, 3.04, 3.05, 3.13 and 3.15 hereof.

(j)       The Contingent Capital Notes shall be subject to Automatic Conversion following the occurrence of a Conversion Trigger Event as provided in Section 3.16 hereof and shall be subject to the Enforcement Events as provided in Article 5 hereof.

(k)       The Company may, subject to Section 3.13 hereof, redeem or repurchase the Contingent Capital Notes in accordance with Sections 3.08, 3.09, 3.10 and 3.11 hereof.

(l)       The Company shall undertake reasonable efforts to admit the Contingent Capital Notes to trading on the International Securities Market of the London Stock Exchange on the Issue Date or as soon as practicable thereafter. The Company shall endeavor to maintain such admission to trading as long as the Contingent Capital Notes remain outstanding.

(m)       The denomination of each interest in a Global Note shall be the “Tradable Amount” of such book-entry interest. Prior to the Automatic Conversion, the aggregate Tradable Amount of the interests in each Global Note shall equal such Global Note’s outstanding principal amount. Following the Automatic Conversion, the principal amount of each Contingent Capital Note shall equal zero, but the Tradable Amount of the book-entry interests in each Contingent Capital Note shall remain unchanged as a result of the Automatic Conversion.

Section 3.02. Interest.

(a)       From and including the Issue Date to but excluding the First Reset Date, interest will accrue on the Contingent Capital Notes at an initial rate equal to 8.125% per annum. From and including each Reset Date to but excluding the next succeeding Reset Date (each such period, a “Reset Period”), interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the relevant Reset Determination Date and 3.752% converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 rounded down). Subject to Sections 3.03 and 3.04 and the last two sentences of this paragraph below, and other than with respect to any interest payment made on the first Interest Payment Date, interest, if any, on the Contingent Capital Notes shall be payable in four equal quarterly installments in arrear on each Interest Payment Date in the relevant Reset Period, provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If any scheduled redemption date is not a Business Day, payment of interest, if any, and principal shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date. If any Reset Date is not a Business Day, the Reset Date shall occur on the next succeeding Business Day. Subject to Sections 3.03 and 3.04 below, if any interest payment on the Contingent Capital Notes is to be made on a date other than on an Interest Payment Date, including on any scheduled redemption date, it shall be computed by the Calculation Agent by applying the interest rate applicable during the applicable Reset Period and multiplying the product by “30/360” and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). For this purpose “30/360” means in respect of any period, the number of days in the relevant period, from and including the first day in such period to but excluding the last day in such period, such number of days being calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days, divided by 360.

(b)       In addition to any other restrictions on payments of principal and interest contained in this Ninth Supplemental Indenture, no payment of the principal amount of the Contingent Capital Notes following any proposed redemption or payment of interest on the Contingent Capital Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Section 3.03. Interest Payments Discretionary.

(a)       Interest on the Contingent Capital Notes shall be due and payable only at the full discretion of the Company, and the Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company does not make an interest payment in respect of the Contingent Capital Notes on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be or become due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of an interest payment in respect of the Contingent Capital Notes, and the Company subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

(b)       Interest on the Contingent Capital Notes shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions set forth in Section 3.02(b), Section 3.03(a), Section 3.04, Section 3.16(h) and Section 6.01 hereof, respectively, and any interest cancelled or deemed cancelled (in each case, in whole or in part) pursuant to such sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Contingent Capital Notes. The Company may use such cancelled payment without restriction to meet its obligations as they fall due.

Section 3.04. Restrictions on Interest Payments.

(a)       Without limitation on the provisions of Section 3.03 and subject to the extent permitted in paragraph (b) below hereof in respect of partial interest payments in respect of the Contingent Capital Notes, the Company shall not make an interest payment in respect of the Contingent Capital Notes on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if:

(i)       the Company has an amount of Distributable Items on any such scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments which do not reduce Distributable Items) made or declared by the Company since the end of its latest financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Contingent Capital Notes and any Junior Securities and (ii) all payments (other than redemption payments which do not reduce Distributable Items) payable by the Company on such Interest Payment Date (x) on the Contingent Capital Notes and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items, or

(ii)       the Solvency Condition is not (or would not be) satisfied in respect of such interest payment.

(b)       The Company may, in its sole discretion, elect to make a partial interest payment in respect of the Contingent Capital Notes on any Interest Payment Date, only to the extent that such partial interest payment may be made without breaching the restriction in paragraph (a) above.

(c)       For purposes of this Ninth Supplemental Indenture, any interest cancelled pursuant to Section 3.04(a) shall be deemed cancelled under the terms of the Contingent Capital Notes and the Indenture and shall not be due and payable.

Section 3.05. Agreement to Interest Cancellation. By its acquisition of the Contingent Capital Notes, each Holder and each Beneficial Owner shall be deemed to have acknowledged and agreed that:

(a)       interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed cancelled (in whole or in part); and

(b)       a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes shall not constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture.

Section 3.06. Notice of Interest Cancellation. Notwithstanding anything to the contrary in the Indenture (including Section 1.06 of the Contingent Convertible Securities Indenture), if practicable, the Company shall provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the Holders of the Contingent Capital Notes through DTC (or, if the Contingent Capital Notes are held in definitive form, to the Holders directly at their addresses shown in the Contingent Convertible Security Register) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the Holders and Beneficial Owners any rights as a result of such failure.

Section 3.07. Payment of Principal, Interest and Other Amounts.

(a)       Payments of principal of and interest, if any, on the Contingent Capital Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Contingent Capital Notes represented by a Global Note shall be made through one or more Paying Agents appointed under the Contingent Convertible Securities Indenture to DTC or its nominee, as the Holder of the Global Note. Initially, the Paying Agent and the Security Registrar for the Contingent Capital Notes shall be The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom. The Company may change the Paying Agent without prior notice to the Holders of the Contingent Capital Notes, and in such an event the Company may act as Paying Agent or Contingent Capital Securities Registrar.

(b)       Payments of principal, interest and other amounts in respect of the Contingent Capital Notes represented by a Global Note shall be made by wire transfer of immediately available funds on the date such payment is scheduled to be paid. The Company shall, on each date on which any payment in respect of the Contingent Capital Notes becomes due, transfer to the Paying Agent such amount as may be required for the purposes of such payment.

Section 3.08. Optional Redemption. Subject to the satisfaction of the Solvency Condition and the pre-conditions described in Section 3.13 and Section 3.14 hereof, the Company may, at the Company’s option and in its sole discretion on (i) any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, and (ii) any Reset Date thereafter, in each case at a redemption price equal to 100% of the principal amount of the Contingent Capital Notes together with any Accrued Interest to (but excluding) the date of redemption.

Section 3.09. Optional Tax Redemption. Subject to the satisfaction of the Solvency Condition and the pre-conditions described in Section 3.13 and Section 3.14 hereof, if a Tax Event shall occur the Company may at any time and at the Company’s option and in its sole discretion redeem the Contingent Capital Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Contingent Capital Notes together with any Accrued Interest to (but excluding) the date of redemption. A “Tax Event” will be deemed to have occurred with respect to the Contingent Capital Notes if, at any time, the Company shall determine that, as a result of any change in, or amendment to, the laws or regulations of the U.K. or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the U.K. or any political subdivision or any authority thereof or therein is a party), or any change in the official application of such laws or regulations (including a decision of any court or tribunal or the application by any tax authority), which change or amendment becomes effective or applicable, or, in the case of a change in or amendment to law, where such change or amendment is enacted by a U.K. Act of Parliament or by a Statutory Instrument, if such U.K. Act of Parliament or Statutory Instrument is enacted, on or after the Issue Date:

(a)       in making a payment under the Contingent Capital Notes in respect of interest, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)       a payment of interest on the next Interest Payment Date in respect of any of the Contingent Capital Notes would be treated as a “distribution” within the meaning of Section 1000 of the U.K. Corporation Tax Act 2010 (or any statutory modification or re-enactment thereof for the time being);

(c)       the Company would not be entitled to claim a deduction in respect of a payment of interest payable on the next Interest Payment Date in computing its U.K. taxation liabilities (or the value of such deduction to the Company would be materially reduced);

(d)       as a result of the Contingent Capital Notes being in issue, the Company would not be able to have losses or deductions (including in respect of a payment of interest on the Contingent Capital Notes) set against the profits or gains, or profits or gains offset by losses or deductions, of companies with which it is or would otherwise be grouped for applicable U.K. tax purposes (whether under the group relief system current as at the date of issue of the Contingent Capital Notes or any similar system or systems having like effect as may exist from time to time);

(e)       a future write-down of the principal amount of the Contingent Capital Notes or conversion of the Contingent Capital Notes into ordinary shares would result in a U.K. tax liability, or income, profit or gain being treated for U.K. tax purposes as accruing, arising or being received;

(f)       the Contingent Capital Notes would no longer be treated as loan relationships for U.K. tax purposes; or

(g)       the Contingent Capital Notes or any part thereof would be treated as a derivative or an embedded derivative for U.K. tax purposes,

in each case, the effect of which cannot be avoided by the Company taking reasonable steps available to it.

In any case where the Company shall determine that as a result of a Tax Event, it is entitled to redeem the Contingent Capital Notes, it shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee confirming that the Tax Event has occurred and the effect of such Tax Event cannot be avoided by the Company taking reasonable steps available to it.

Section 3.10. Capital Disqualification Event Redemption. Subject to the satisfaction of the Solvency Condition and the pre-conditions described in Section 3.13 and Section 3.14 hereof, the Company may, at the Company’s option and in its sole discretion, at any time redeem the Contingent Capital Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Contingent Capital Notes together with any Accrued Interest to (but excluding) the date fixed for redemption, if, at any time on or after the Issue Date, a Capital Disqualification Event has occurred.

Section 3.11. Optional Repurchase. The Company may at any time and from time to time and to the extent not prohibited by CRD repurchase beneficially or procure others to repurchase beneficially for its account the Contingent Capital Notes in the open market, by tender or by private agreement, in any manner and at any price or at differing prices. Contingent Capital Notes purchased or otherwise acquired by the Company may be (i) held, (ii) resold or (iii) at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Contingent Capital Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be reissued or resold). Any such purchases will be subject to the satisfaction of the Solvency Condition and of the pre-conditions described in Section 3.13 hereof.

Section 3.12. Substitution or Variation. If a Tax Event or a Capital Disqualification Event has occurred, then the Company may, subject to the conditions described under Section 3.13 below, but without any requirement for the consent or approval of the holders or beneficial owners of the Contingent Capital Notes, at any time (whether before or following the First Call Date) either substitute the Contingent Capital Notes in whole (but not in part) for, or vary the terms of the Contingent Capital Notes so that they remain or, as appropriate, become, Compliant Securities.

Notice of any substitution or variation of the Contingent Capital Notes due to the occurrence of a Tax Event or Capital Disqualification Event will be given by the Company to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are in definitive form, to the Holders directly at their addresses shown on the Contingent Convertible Security Register) not less than fifteen (15) days, nor more than thirty (30) days, before the date of such substitution or variation (as applicable). The Company shall deliver written notice of such substitution or variation of the Contingent Capital Notes to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of substitution or variation is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Contingent Capital Notes and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation of the Contingent Capital Notes, the Company shall deliver to the Trustee an officer’s certificate stating that (i) in the Company’s belief a Tax Event or Capital Disqualification Event has occurred and (ii) the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee is entitled to conclusively rely on and accept such officer’s certificate without any further inquiry, in which event it shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Contingent Capital Notes. Subject to receipt of such certificate, the Trustee shall (at the Company’s request and expense) use its reasonable endeavours to co-operate with the Company to give effect to the substitution or variation, provided that the Trustee shall not be obliged to co-operate in any such substitution or variation if the securities resulting from such substitution or variation, or the co-operation in such substitution or variation, would, in the opinion of the Trustee, have the effect of (i) exposing the Trustee to any liability against which it is not indemnified and/or secured and/or pre-funded to its satisfaction; (ii) changing, increasing or adding to the obligations or duties of the Trustee; or (iii) removing or amending any protection or indemnity afforded to, or any other provision in favour of, the Trustee under the Indenture, this prospectus supplement and/or the Contingent Capital Notes. If the Trustee does not so co-operate as provided above, the Company may, subject as provided above, redeem the Contingent Capital Notes as provided in this Article 3.

Section 3.13. Pre-conditions to Redemptions, Repurchases, Substitution or Variation. Any redemption, repurchase, substitution or variation of the Contingent Capital Notes by the Company as provided under Sections 3.08, 3.09, 3.10, 3.11, 3.12 and 3.14 of this Ninth Supplemental Indenture, is subject to (except to the extent the Capital Regulations no longer so require) the Company having met the following conditions:

(a)       the Company has given such notice to the PRA, as the PRA may then require before the Company becomes committed to the proposed redemption, repurchase, substitutions or variation;

(b)       in the case of any redemption or repurchase, the PRA has granted permission for the Company to make any such redemption or repurchase of the Contingent Capital Notes upon a satisfactory finding that either:

(i)       on or before such redemption or repurchase of any of the Contingent Capital Notes, the Company replaces such Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality at terms that are sustainable for its income capacity; or

(ii)       the Company has demonstrated to the satisfaction of the PRA that its own funds and eligible liabilities (as defined by the Capital Regulations) would following such redemption or repurchase, exceed the requirements laid down in CRD and Directive 2014/59/EU, as amended or replaced from time to time (including, without limitation, by Directive (EU) 2019/879), or similar laws in the United Kingdom (including, without limitation, the Banking Act 2009, as amended) by a margin that the PRA considers necessary;

(c)       no Conversion Trigger Notice has been delivered; and

(d)       in the case of any redemption or repurchase, the Solvency Condition is satisfied in respect of the relevant payment on the date scheduled for redemption or repurchase; and

(e)       the Company has complied with any alternative or additional pre-conditions as set out in the Capital Regulations and/or required by the PRA as a prerequisite to its permission for such redemptions or repurchases, at the time; and

(f)       in the case of any substitution or variation, such substitution or variation being effected in compliance with any applicable regulatory and legal requirements, including the Trust Indenture Act.

(g)       with respect to Sections 3.09 and 3.10 only, and except to the extent that the Capital Regulations no longer so require, the Company may only redeem or repurchase the Contingent Capital Notes before five years after the Issue Date if, in addition to the condition set out in (b) above, the following conditions are met:

(i)       in the case of a redemption due to a Tax Event pursuant to Section 3.09, the Company demonstrates to the satisfaction of the PRA that the Tax Event relating to the Contingent Capital Notes is material and was not reasonably foreseeable at the time of issuance of the Contingent Capital Notes; or

(ii)       in the case of a redemption due to the occurrence of a Capital Disqualification Event pursuant to Section 3.10, (x) the PRA considers such change to be sufficiently certain and (y) the Company demonstrates to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Contingent Capital Notes; or

(iii)       before or at the same time as such redemption or repurchase of the Contingent Capital Notes, the Company replaces the Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality at terms that are sustainable for its income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(iv)       the Contingent Capital Notes are repurchased for market making purposes in accordance with the Capital Regulations.

Section 3.14. Notice of Redemption.

(a)       Before the Company may redeem the Contingent Capital Notes pursuant to Sections 3.08, 3.09 or 3.10, the Company shall deliver to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are in definitive form, to the Holders directly at their addresses shown on the Contingent Convertible Security Register) prior notice of not less than fifteen (15) days, nor more than thirty (30) days. The Company shall deliver written notice of such redemption of the Contingent Capital Notes to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Contingent Capital Notes and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in paragraphs (b), (c), (d), (e), (f) or (g) below.

(b)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 3.14, but the Solvency Condition is not satisfied immediately prior to, and immediately following, the date specified for redemption in such notice, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 3.14, but prior to the payment of the redemption amount with respect to such redemption a Conversion Trigger Notice has been delivered pursuant to Section 3.16(b), such notice of redemption shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(d)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 3.14, but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. authority exercises its U.K. bail-in power with respect to the Company, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount shall be due and payable.

(e)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 3.14, but prior to the date of any such redemption the Company has not given notice to the PRA and/or the PRA has objected to or refused to grant permission to the Company, as applicable, to redeem the relevant Contingent Capital Notes (in each case to the extent, and in the manner, required by the relevant Capital Regulations), such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

(f)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 3.14, but in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Capital Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Company has not demonstrated to the satisfaction of the PRA that the Tax Event is material and was not reasonably foreseeable as at the Issue Date, or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, the PRA does not consider such change to be sufficiently certain and/or the Company has not demonstrated to the satisfaction of the PRA that the relevant change was not reasonably foreseeable as at the Issue Date; such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

(g)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 3.14, but prior to the payment of the redemption amount with respect to such redemption the Company is not in compliance with any alternative or additional pre-conditions required by the PRA as a pre-requisite to its permission for such redemption, such notice of redemption shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If any of the events specified in paragraphs (b), (c), (d), (e), (f) or (g) above occurs, the Company shall promptly deliver notice to DTC, as the Holder of the Global Securities (or, if the Contingent Capital Notes are definitive Securities, to the Holders directly at their addresses shown on the Contingent Convertible Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

Any notice of redemption shall state:

(i)       the redemption date;

(ii)       that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture, become due and payable upon each Contingent Capital Note being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date;

(iii)       the place or places where the Contingent Capital Notes are to be surrendered for payment of the redemption price; and

(iv)       the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Contingent Capital Notes being redeemed.

Section 3.15. Cancelled Interest Not Payable upon Redemption. Any interest payments that have been cancelled or deemed cancelled pursuant to Sections 3.03 or 3.04 hereof shall not be payable if the Contingent Capital Notes are redeemed pursuant to Sections 3.08, 3.09 or 3.10 hereof.

Section 3.16. Automatic Conversion upon Conversion Trigger Event.

(a)       If the Conversion Trigger Event has occurred, then the Automatic Conversion shall occur on the Conversion Date and all of the Company’s obligations under the Contingent Capital Notes shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of the Settlement Shares to the Settlement Share Depository, and the principal amount of the Contingent Capital Notes shall equal zero at all times thereafter (for the avoidance of doubt, the Tradable Amount shall remain unchanged as a result of the Automatic Conversion). Under no circumstances shall such released obligations be reinstated. If the Company has been unable to appoint a Settlement Share Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Settlement Shares to another independent nominee or to the Holders of the Contingent Capital Notes directly), the issuance and delivery of the Settlement Shares or any Alternative Consideration, as applicable, to the Holders of the Contingent Capital Notes, and such issuance and delivery of the Settlement Shares or any Alternative Consideration, as applicable, shall irrevocably and automatically release all of the Company’s obligations under the Contingent Capital Notes as if the Settlement Shares had been issued and delivered to the Settlement Share Depository and, in which case, where the context so admits, references in this Ninth Supplemental Indenture and the Contingent Capital Notes to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis. Where practicable, the Company shall make such other arrangements to allow Holders, if they so elect, to take delivery of their Settlement Shares in the form of ADSs.

(b)       Upon its determination that a Conversion Trigger Event has occurred, the Company shall (a) immediately inform the PRA of the occurrence of a Conversion Trigger Event, (b) prior to the delivery of the Conversion Trigger Notice, deliver to the Trustee an Officer’s Certificate substantially in the form attached hereto as Exhibit C, specifying that the Conversion Trigger Event has occurred. The Trustee is entitled to conclusively rely on and accept such Officer’s Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of the Conversion Trigger Event, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners, and (c) deliver a Conversion Trigger Notice to the Trustee directly and to DTC as the Holder of the Global Securities without delay after the occurrence of such Conversion Trigger Event (and in any event within such period as the PRA may require).

(c)       The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by the Company to DTC (or, if the Contingent Capital Notes are in definitive form, to the Holders and Beneficial Owners directly).

(d)       The Company shall request that DTC post the Conversion Trigger Notice on its Reorganization Inquiry for Participants System pursuant to DTC’s procedures then in effect (or such other system as DTC uses for providing notices to holders of securities). Within two (2) Business Days of its receipt of the Conversion Trigger Notice, the Trustee shall transmit the Conversion Trigger Notice to the direct participants in DTC holding the Contingent Capital Notes at such time.

(e)       The Settlement Shares to be issued and delivered shall be so issued and delivered on terms permitting a Settlement Shares Offer and shall, except where the Company has been unable to appoint a Settlement Share Depository and/or as otherwise provided herein and by the Contingent Capital Notes, initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the Holders and Beneficial Owners. By virtue of its holding of any Contingent Capital Notes, each Holder and Beneficial Owner shall be deemed to have irrevocably directed the Company to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Contingent Capital Notes to the Settlement Share Depository (or to such other relevant recipient).

(f)       The Settlement Share Depository (or the relevant recipient in accordance with this Ninth Supplemental Indenture and the terms of the Contingent Capital Notes, as applicable) shall hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of the Holders and Beneficial Owners. For so long as the Settlement Shares are held by the Settlement Share Depository, each Holder and Beneficial Owner shall be entitled to direct the Settlement Share Depository or such other relevant recipient, as applicable, to exercise on its behalf all rights of an ordinary Shareholder (including voting rights and rights to receive dividends); provided, however, that Holders and Beneficial Owners shall not have any rights to sell or otherwise transfer such Settlement Shares unless and until such time as the Settlement Shares have been delivered to the Holders or Beneficial Owners in accordance with the procedures set forth under Section 3.19 hereof.

(g)       Provided that the Company issues and delivers the Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Contingent Capital Notes) in accordance with the terms of the Contingent Capital Notes and the Indenture, with effect from and on the Conversion Date, Holders and Beneficial Owners shall have recourse only to the Settlement Share Depository (or to such other relevant recipient, as applicable) for the delivery to them of Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as the case may be, to which such Holders and Beneficial Owners are entitled. Subject to the occurrence of a Winding-up or Administration Event on or following the Conversion Trigger Event, if the Company fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, the only right of Holders and Beneficial Owners shall be to claim to have such Settlement Shares so issued and delivered.

(h)       Effective upon, and following, the occurrence of the Automatic Conversion, provided that the Company issues and delivers the Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Contingent Capital Notes) in accordance with the terms of the Contingent Capital Notes, Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of the Contingent Capital Notes or payment of interest or any other amount on or in respect of such Contingent Capital Notes, which liabilities of the Company shall be automatically released, and accordingly the principal amount of the Contingent Capital Notes shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Conversion Trigger Event and the Conversion Date shall be deemed to have been cancelled pursuant to Section 3.03 above upon the occurrence of such Conversion Trigger Event and shall not be due and payable.

(i)       Notwithstanding any other provision herein, by its acquisition of the Contingent Capital Notes, each Holder and each Beneficial Owner shall be deemed to have (i) agreed to all of the terms and conditions of the Contingent Capital Notes, including, without limitation, to those related to (x) Automatic Conversion of its Contingent Capital Notes following the Conversion Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of this Ninth Supplemental Indenture or the Contingent Capital Notes) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer and acknowledged that such events in (x) and (y) may occur without any further action on the part of such Holders or Beneficial Owners or the Trustee, (ii) agreed that effective upon, and following, the occurrence of the Automatic Conversion, no amount shall be due and payable to the Holders or the Beneficial Owners under the Contingent Capital Notes and the liability of the Company to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the Holders and the Beneficial Owners shall not have the right to give any direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Contingent Capital Notes, including, without limitation, claims related to or arising out of or in connection with the Conversion Trigger Event and/or any Automatic Conversion, and (iv) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(j)       The procedures set forth in this Section 3.16 are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in this Section 3.16 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices. Any such changes shall be subject to the provisions of Section 8.01.

(k)       Notwithstanding anything to the contrary contained in the Indenture or the Contingent Capital Notes, once the Company has delivered a Conversion Trigger Notice following the occurrence of a Conversion Trigger Event, (i) subject to the right of Holders and Beneficial Owners pursuant to Section 5.03 in the event of a failure by the Company to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Conversion Trigger Event and the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Contingent Capital Notes to instruct the Trustee to take any action whatsoever, and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holders or by any Beneficial Owners shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this Section 3.16(k), with respect to any rights of Holders or Beneficial Owners with respect to any payments under the Contingent Capital Notes that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by the Company to act otherwise.

(l)       All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Section 3.16, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

(m)       The Trustee shall not be liable with respect to (i) the calculation or accuracy of the CET1 Ratio in connection with the occurrence of a Conversion Trigger Event and the timing of such Conversion Trigger Event, (ii) the failure of the Company to post or deliver the underlying CET1 Ratio calculations of a Conversion Trigger Event to DTC, the Holders or the Beneficial Owners, (iii) any aspect of the Company’s decision to deliver a Conversion Trigger Notice or the related Automatic Conversion, (iv) the adequacy of the disclosure of these provisions in the Prospectus or any other offering material in respect of the Contingent Capital Notes or for the direct or indirect consequences thereof or (v) any other requirement of the Company contained herein related to a Conversion Trigger Event or the Automatic Conversion.

(n)       Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes) on the Conversion Date, the Contingent Capital Notes shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders’ and Beneficial Owners’ right to receive Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository (or such other relevant recipient, as applicable).

(o)       The Holders and Beneficial Owners shall not at any time have the option to convert the Contingent Capital Notes into Settlement Shares.

(p)       The occurrence of the Automatic Conversion shall not constitute an Enforcement Event.

Section 3.17. Settlement Shares.

(a)       The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date shall equal the quotient obtained by dividing the (i) aggregate principal amount of the Contingent Capital Notes Outstanding immediately prior to the Automatic Conversion on the Conversion Date, (the “Outstanding Amount”) by (ii) the Conversion Price prevailing on the Conversion Date. The number of Settlement Shares to be delivered to each Holder shall be rounded down, if necessary, to the nearest whole number of Settlement Shares. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment shall be made in lieu thereof. The number of Settlement Shares to be held by the Settlement Share Depository for the benefit of each Holder shall equal the number of Settlement Shares thus calculated multiplied by a fraction equal to (i) the Tradable Amount of the book-entry interests in the Contingent Capital Notes held by such Holder on the Conversion Date divided by (ii) the Outstanding Amount, rounded down, if necessary, to the nearest whole number of Settlement Shares.

(b)       The Settlement Shares issued following the Automatic Conversion shall be fully paid and non-assessable Ordinary Share Capital and shall in all respects rank pari passu with the fully paid ordinary shares of the Company in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Settlement Shares so issued shall not rank for (or, as the case may be, the relevant Holder or Beneficial Owner shall not be entitled to receive) any rights, the record date for entitlement to which falls prior to the Conversion Date.

(c)       The procedures set forth in this Section 3.17 are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in this Section 3.17 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices as provided under Section 3.19(a) hereof. Any such changes shall be subject to the provisions of Section 8.01.

Section 3.18. Settlement Shares Offer.

(a)       Within ten (10) Business Days following the Conversion Date, the Company may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in the Company’s sole and absolute discretion, all or some of the Settlement Shares to, at the Company’s sole and absolute discretion, all or some of the Shareholders upon Automatic Conversion (the “Settlement Shares Offer”), such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by the Company in its sole discretion) and subject to certain adjustments as provided under Article 4 of this Ninth Supplemental Indenture (the “Settlement Shares Offer Price”).

(b)       Any Settlement Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Company, in its sole and absolute discretion, determines that the Settlement Shares Offer is practicable. The Company reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If the Company makes such an election, it shall provide at least three (3) Business Days’ notice to the Trustee directly and to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Contingent Convertible Security Register) and if it does so, the Settlement Share Depositary may, in its sole and absolute discretion, (including, without limitation, by changing the Suspension Date) take steps to deliver to Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) of the Contingent Capital Notes the Settlement Shares or, if the Holder elects, ADSs, as applicable, at a time that is earlier than the time at which such Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Alternative Consideration, had the Settlement Shares Offer been completed.

(c)       Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository shall provide notice to the Holders of the Contingent Capital Notes of the composition of the Alternative Consideration (and of the deductions to the Cash Component, if any, of the Alternative Consideration (as set out in the definition of “Alternative Consideration” in Section 1.01)) per $1,000 Tradable Amount of the Contingent Capital Notes. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the Holders and Beneficial Owners and will be delivered to Holders and Beneficial Owners pursuant to the procedures set forth under Section 3.19.

(d)       The Cash Component of any Alternative Consideration shall be payable by the Settlement Share Depository to the Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) of the Contingent Capital Notes whether or not the Solvency Condition is satisfied.

(e)       By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner, acknowledges and agrees that, if the Company elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such Holder or Beneficial Owner shall be deemed to have (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of Holders and Beneficial Owners, to the Settlement Share Depository’s using the Settlement Shares delivered to it to settle any Settlement Shares Offer, (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer, (iii) irrevocably agreed that the Company and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes, and (iv) irrevocably agreed that none of the Company, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the Holders’ and Beneficial Owners’ entitlement to, and subsequent delivery of, any Alternative Consideration).

Section 3.19. Settlement Procedure.

(a)       Delivery of the Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as applicable, to the Holders and Beneficial Owners shall be made in accordance with the procedures set forth in this Section 3.19, which remain subject to change to reflect changes in DTC practices and the Company may make changes to the procedures set forth in this Section 3.19 to the extent necessary, in the opinion of the Company, to reflect such changes in DTC practices.

(b)       The Settlement Shares Offer Notice shall specify the Suspension Date, provided that the Suspension Date has not previously been specified in the Conversion Trigger Notice.

(c)       On the Suspension Date, the Company shall deliver, to the Trustee directly and to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are in definitive form, to the Holders directly at their addresses shown on the Contingent Convertible Security Register), a Settlement Request Notice, pursuant to which the Company shall request that Holders and Beneficial Owners complete a Settlement Notice and shall specify the Notice Cut-off Date and the Final Cancellation Date.

(d)       Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) shall not receive delivery of the relevant Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as applicable, unless such Holders or Beneficial Owners (or the custodian, nominee, broker or other representative thereof) deliver the Settlement Notice to the Settlement Share Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Settlement Share Depository, such delivery shall be deemed for all purposes to have been made or given on the next following Business Day.

(e)       If the Contingent Capital Notes are held through DTC, the Settlement Notice must be given in accordance with the standard procedures of DTC (which may include, without limitation, delivery of the notice to the Settlement Share Depository by electronic means) and in a form acceptable to DTC and the Settlement Share Depository. With respect to any Contingent Capital Notes held in definitive form, the Settlement Notice must be delivered to the specified office of the Settlement Share Depository together with the relevant Contingent Capital Notes.

(f)       Subject to satisfaction of the requirements and limitations set forth in this Section 3.19 and provided that the Settlement Notice and the relevant Contingent Capital Notes, if applicable, are delivered on or before the Notice Cut-Off Date, the Settlement Share Depository shall deliver the relevant Alternative Consideration or Settlement Shares (rounded down to the nearest whole number of Settlement Shares) to, or shall deposit such relevant Settlement Shares with the ADS Depository on behalf of, the relevant Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of the relevant Contingent Capital Notes completing the relevant Settlement Notice in accordance with the instructions given in such Settlement Notice or its nominee on the applicable Settlement Date.

(g)       Each Settlement Notice shall be irrevocable. The Settlement Share Depository shall determine, in its sole and absolute discretion, whether any Settlement Notice has been properly completed and delivered, and such determination shall be conclusive and binding on the relevant Holder or Beneficial Owner. If any Holder or Beneficial Owner fails to properly complete and deliver a Settlement Notice and the relevant Contingent Capital Notes, if applicable, the Settlement Share Depository shall be entitled to treat such Settlement Notice as null and void.

(h)       Neither the Company nor any member of the Group shall pay any taxes or duties (including without limitation, any stamp duty, stamp duty reserve tax, or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository or in connection with the issue of ADSs. A Holder or Beneficial Owner must pay any taxes or duties (including without limitation, any stamp duty, stamp duty reserve tax, or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and/or the issue of ADSs and such Holder or Beneficial Owner must pay all, if any, such taxes or duties (including without limitation, any stamp duty, stamp duty reserve tax, or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising by reference to any disposal or deemed disposal of such Holders or Beneficial Owner’s Contingent Capital Note or interest therein. Any taxes and duties (including without limitation, any stamp duty, stamp duty reserves tax, or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

(i)       Except to the extent a Holder or Beneficial Owner has elected to receive ADSs, the Settlement Shares (and the Settlement Share Component, if any, of any Alternative Consideration) shall not be available for delivery (i) to, or to a nominee for any person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom (which would include delivery into Euroclear or Clearstream, Luxembourg, but not, subject to (iii) below, delivery into CREST) or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or (iii) to the CREST account of such a person described in (i) or (ii).

(j)       The Company may make changes to the procedures set forth in this Section 3.19 to the extent such changes are reasonably necessary, in the opinion of the Company, to effect the delivery of the Settlement Shares or, if the Holder elects, ADSs, as applicable, to the Holders and Beneficial Owners.

Section 3.20. Failure to Deliver a Settlement Notice. If any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) fails to deliver a Settlement Notice and the relevant Contingent Capital Notes, if applicable, to the Settlement Share Depository on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the Settlement Shares or Alternative Consideration in respect of such Holder or Beneficial Owner, until a Settlement Notice (and the relevant Contingent Capital Notes, if applicable) are so delivered; provided, however, that the relevant Contingent Capital Notes shall be cancelled on the Final Cancellation Date, and any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of Contingent Capital Notes delivering a Settlement Notice after the Notice Cut-off Date shall be required to provide evidence of its entitlement to the relevant Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, Alternative Consideration or ADSs (if so elected to be deposited with the ADS Depository on its behalf). The Company shall have no liability to any Holder or Beneficial Owner of the Contingent Capital Notes for any loss resulting from such Holder’s or Beneficial Owner’s failure to receive any Alternative Consideration, Settlement Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Settlement Notice and the relevant Contingent Capital Notes, if applicable, on a timely basis or at all.

Section 3.21. Delivery of ADSs. In respect of Settlement Shares for which Holders or Beneficial Owners elect to be converted into ADSs as specified in the Settlement Notice, subject to the Company’s right to elect that a Settlement Shares Offer be made in accordance with Section 3.18(a), the Settlement Share Depository shall deposit with the ADS Depository, the number of Settlement Shares to be issued upon Automatic Conversion of the relevant Contingent Capital Notes, and the ADS Depository shall issue the corresponding number of ADSs to such Holders or Beneficial Owner (per the ADS-to-ordinary share ratio in effect on the Conversion Date). Once deposited, the ADS Depository shall be entitled to the economic rights of a holder or beneficial owner of the Settlement Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holders, and the Holder or Beneficial Owner will become the record holder of the related ADSs for all purposes under the ADS Deposit Agreement. However, the issuance of the ADSs by the ADS Depository may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Settlement Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depository.

Section 3.22. Agreement with Respect to Exercise of U.K. Bail-in Power.

(a)       Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each Holder and each Beneficial Owner acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes, (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of the Company or another person and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation to the terms of the Contingent Capital Notes solely to give effect to the above. Each Holder and Beneficial Owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to the exercise of any U.K. bail-in power by the relevant U.K. authority. For the avoidance of doubt, the potential conversion of the Contingent Capital Notes into ordinary shares, other securities or other obligations in connection with the exercise of any U.K. bail-in power by the relevant U.K. authority is separate and distinct from the Automatic Conversion following a Conversion Trigger Event.

(b)       By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner:

(i)       acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes or cancellation or deemed cancellation of interest on the Contingent Capital Notes pursuant to Sections 3.03 or 3.04 shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes;

(iii)       acknowledges and agrees that, (A) upon the exercise of any U.K. bail-in power by the relevant U.K. authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Contingent Capital Notes under Section 5.12 of the Contingent Convertible Securities Indenture and (B) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. authority, the Contingent Capital Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Contingent Capital Notes) then the Trustee’s duties under the Indenture shall remain applicable with respect to the Contingent Capital Notes following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture, unless the Company and the Trustee agree that a supplemental indenture is not necessary; and

(iv)       shall be deemed to have (y) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. authority of its decision to exercise such power with respect to the Contingent Capital Notes and (z) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Contingent Capital Notes as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c)       Each Holder or Beneficial Owner that acquires its Contingent Capital Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners that acquire the Contingent Capital Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Contingent Capital Notes, including in relation to interest cancellation, Automatic Conversion, the U.K. bail-in power, the Settlement Shares Offer, the write-down in the event of a Non-Qualifying Takeover Event and the limitations on remedies specified in Section 5.04 hereof.

(d)       No repayment of the principal amount of the Contingent Capital Notes following any proposed redemption of the Contingent Capital Notes or payment of interest on the Contingent Capital Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. authority unless, at the time of such repayment or payment, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

(e)       Upon the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f)       The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Contingent Convertible Securities Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes and any Automatic Conversion hereunder.

(g)       The exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes shall not constitute an Enforcement Event.

Article 4
Anti-Dilution

Section 4.01. Adjustment of Conversion Price. Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(a)       If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the ordinary shares which alters the number of ordinary shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A B

where:

A	is the aggregate number of ordinary shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b)       If and whenever the Company shall issue any ordinary shares to Shareholders credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A B

where:

A	is the aggregate number of ordinary shares in issue immediately before such issue; and

B	is the aggregate number of ordinary shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such ordinary shares.

(c)       If and whenever the Company shall pay any Extraordinary Dividend to its Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.01(c), the first date on which the ordinary shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange.

(d)       If and whenever the Company shall issue ordinary shares to its Shareholders as a class by way of rights or the Company or any member of the Group or (at the direction or request or pursuant to arrangements with the Company or any member of the Group) any other company, person or entity, shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase ordinary shares, or any Other Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any ordinary shares (or shall grant any such rights in respect of existing Other Securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A	is the number of ordinary shares in issue on the Effective Date;

B	is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights, or for the Other Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of ordinary shares deliverable on the exercise thereof, would purchase at such Current Market Price per ordinary share on the Effective Date; and

C	is the number of ordinary shares to be issued or, as the case may be, the maximum number of ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

provided that if, on the Effective Date, such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Section 4.01(d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.01(d), the first date on which the ordinary shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

For the purpose of any calculation of the consideration receivable or price pursuant to this Section 4.01(d), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the conversion or exchange of any Other Securities shall be deemed to be the consideration or price received or receivable for any such Other Securities and (y) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Other Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Other Securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Other Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Other Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of ordinary shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date;

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or Other Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity.

(e)       Notwithstanding provisions of Sections 4.01(a) through (d) above:

(i)       where the events or circumstances giving rise to any adjustment to the Conversion Price have already resulted or will result in an adjustment to the Conversion Price or the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Company, a modification to the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the provisions of Section 4.01(a) to Section 4.01(d) as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(ii)       such modification shall be made to the operation of the provisions of Section 4.01(a) to Section 4.01(d) as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (x) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (y) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once, and (z) to reflect a redenomination of the issued ordinary shares for the time being into a new currency;

(iii)       other than provided under paragraphs (i) and (ii) above, if any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, the Company may at its discretion appoint an Independent Financial Adviser and, following consultation between the Company and such Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Company, the Holders and the Beneficial Owners, save in the case of manifest error;

(iv)       no adjustment will be made to the Conversion Price where ordinary shares or Other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

(v)       on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price (with 0.005 being rounded down). No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made;

(vi)       notice of any adjustments to the Conversion Price shall be given by the Company to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are in definitive form, via the Trustee) promptly after the determination thereof;

(vii)       any adjustment to the Conversion Price shall be subject to such Conversion Price not being less than the U.S. dollar equivalent of the nominal amount of an ordinary share at such time (currently £1.00). The Company undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value then in effect; and

(viii)       references to the Conversion Price shall be deemed to include the Settlement Shares Offer Price. References to the Conversion Price and ordinary shares shall be deemed to include any New Conversion Price and any Relevant Shares, such that any New Conversion Price shall be subject to price adjustments upon the occurrence of the events of set forth in Sections 4.01(a) through (d) above, subject to any modifications as an Independent Financial Adviser shall determine to be appropriate.

Section 4.02. Takeover Event.

(a)       Within ten (10) days following the occurrence of a Takeover Event, the Company shall give notice thereof to the Holders and Beneficial Owners by means of a “Takeover Event Notice”, with a copy to the Trustee.

(b)       The Takeover Event Notice shall specify:

(i)	the identity of the Acquirer;

(ii)	whether the Takeover Event is a Qualifying Takeover Event or a Non-Qualifying Takeover Event;

(iii)	if it is a Qualifying Takeover Event, the New Conversion Price; and

(iv)	in the case of a Non-Qualifying Takeover Event, unless the Conversion Date shall have occurred prior to the date of the Non-Qualifying Takeover Event, that, following such Non-Qualifying Takeover Event, outstanding Contingent Capital Notes shall not be subject to Automatic Conversion at any time notwithstanding that a Conversion Trigger Event may have occurred or may occur subsequently but that, instead, upon any subsequent Conversion Trigger Event (or where the Conversion Date occurs on or after the date of the Non-Qualifying Takeover Event), the principal amount of each Contingent Capital Note will be automatically written down to zero, the Contingent Capital Notes will be cancelled, the Holders and Beneficial Owners will be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against the Company with respect to repayment of the aggregate principal amount of the Contingent Capital Notes so written down and all Accrued Interest and any other amounts payable on the Contingent Capital Notes shall be automatically cancelled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Conversion Trigger Event.

(c)       If a Qualifying Takeover Event occurs, the Contingent Capital Notes shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into Relevant Shares of the Approved Entity, mutatis mutandis as provided under Section 3.16 above, at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by the Company of such number of Settlement Shares as set forth under Section 3.16 above to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of the Company’s obligations under the Contingent Capital Notes, but shall be without prejudice to the rights of the Trustee and the Holders and Beneficial Owners against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition”. Such delivery shall be in consideration of the Approved Entity irrevocably undertaking for the benefit of the Holders and Beneficial Owners to deliver the Relevant Shares to the Settlement Share Depository. For the avoidance of doubt, the Company may elect that a Settlement Shares Offer be made by the Settlement Share Depository in respect of the Relevant Shares.

(d)       The New Conversion Price shall be subject to adjustment in the circumstances provided for under Sections 4.01(a) through 4.01(d) above (if necessary with such modifications as an Independent Financial Adviser acting in good faith shall determine to be appropriate), and the Company shall give notice to the Holders of the New Conversion Price and of any such modifications thereafter.

(e)       In the case of a Qualifying Takeover Event:

(i)       the Company shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements (including, without limitation, supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Contingent Capital Notes and the Indenture) as may be required to ensure that, effective upon the New Conversion Condition Effective Date, the Contingent Capital Notes shall (following the occurrence of a Conversion Trigger Event) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis in accordance with, and subject to, the provisions of Section 3.16 of this Ninth Supplemental Indenture (as may be supplemented or amended), at the New Conversion Price; and

(ii)       subject as set out above, the Company shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure (to the extent within its control) the issue and/or delivery of the relevant number of Relevant Shares mutatis mutandis in the manner provided under Section 3.17 of this Ninth Supplemental Indenture (as may be supplemented or amended).

(f)       Upon a Conversion Trigger Event occurring subsequently to a Non-Qualifying Takeover Event, the Company shall provide a written notice to DTC as soon as practicable regarding the automatic write-down to zero of the Contingent Capital Notes for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

Section 4.03. Agreement with Respect to a Non-Qualifying Takeover Event.

(a)       By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner:

(i)       acknowledges and agrees that in the case of a Non-Qualifying Takeover Event, unless the Conversion Date shall have occurred prior to the date of the Non-Qualifying Takeover Event, following such Non-Qualifying Takeover Event, outstanding Contingent Capital Notes shall not be subject to Automatic Conversion at any time notwithstanding that a Conversion Trigger Event may have occurred or may occur subsequently but that, instead, upon any subsequent Conversion Trigger Event (or where the Conversion Date occurs on or after the date of a Non-Qualifying Takeover Event), the principal amount of each Contingent Capital Note will be automatically written down to zero, the Contingent Capital Notes will be cancelled, it will be automatically deemed to have irrevocably waived its right to receive, and no longer have any rights against the Company with respect to repayment of the aggregate principal amount of the Contingent Capital Notes so written down and all Accrued Interest and any other amounts payable on the Contingent Capital Notes shall be automatically cancelled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Conversion Trigger Event;

(ii)       acknowledges and agrees that a write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event with respect to the Contingent Capital Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(iii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action taken by the Trustee or which the Trustee abstains from taking, in either case in connection with the write-down to zero of the Contingent Capital Notes following the occurrence of a Conversion Trigger Event subsequently to any Non-Qualifying Takeover Event;

(iv)       acknowledges and agrees that, (A) in connection with the write-down to zero of the Contingent Capital Notes following the occurrence of a Conversion Trigger Event subsequently to any Non-Qualifying Takeover Event, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Contingent Capital Notes under Section 5.12 of the Contingent Convertible Securities Indenture and (B) the Indenture shall impose no additional duties upon the Trustee whatsoever in connection with the write-down to zero of the Contingent Capital Notes following the occurrence of a Conversion Trigger Event subsequently to any Non-Qualifying Takeover Event;

(v)       shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the write-down to zero of the Contingent Capital Notes, without any further action or direction on the part of such Holders and such Beneficial Owners of the Contingent Capital Notes or the Trustee;

(b)       A write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event with respect to the Contingent Capital Notes will not constitute an Enforcement Event.

Section 4.04. Availability of Ordinary Shares. If and to the extent permitted by the Capital Regulations, from time to time and only to the extent that such undertaking would not cause a Capital Disqualification Event to occur, the Company shall, notwithstanding any Settlement Shares Offer, at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient ordinary shares to enable Automatic Conversion of the Contingent Capital Notes to be satisfied in full.

Article 5
Enforcement Events and Remedies

With respect to the Contingent Capital Notes only, Section 5.01 of the Contingent Convertible Securities Indenture shall be amended and restated in its entirety as follows in Section 5.01 hereof, Section 5.02 of the Contingent Convertible Securities Indenture shall be amended and restated in its entirety as follows in Sections 5.02 and 5.03 hereof, Section 5.03(a) of the Contingent Convertible Securities Indenture shall be amended and restated in its entirety as follows in Section 5.04 hereof, Section 5.03(b) of the Contingent Convertible Securities Indenture shall be amended and restated in its entirety as follows in Section 6.02 hereof, Section 5.13 of the Contingent Convertible Securities Indenture shall be amended and restated in its entirety as follows in Section 5.05 hereof, and references in the Contingent Convertible Securities Indenture to such Sections shall be to such Sections as amended and restated in their entirety by this Ninth Supplemental Indenture. Section 5.07 and Section 5.10 of the Contingent Convertible Securities Indenture shall apply to the Contingent Capital Notes subject to the limitations on remedies specified in this Article 5.

Section 5.01. Winding-up or Administration Event. If a Winding-up or Administration Event occurs prior to the occurrence of a Conversion Trigger Event, subject to the subordination provisions of Article 6, the principal amount of the Contingent Capital Notes shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person, including the declaration by the Trustee, the Holders or any other Person that the principal amount of the Contingent Capital Notes will become immediately due and payable.

Section 5.02. Non-Payment Event. If the Company does not make payment of principal in respect of the Contingent Capital Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due (a “Non-Payment Event”), then the Trustee, on behalf of the Holders and Beneficial Owners, may, at its discretion, or shall at the direction of Holders of 25% or more of the aggregate principal amount of Outstanding Contingent Capital Notes, subject to any applicable laws, institute proceedings for the winding up of the Company. In the event of a Winding-up or Administration Event or liquidation of the Company, whether or not instituted by the Trustee, the Trustee may prove the claims of the Holders, Beneficial Owners and the Trustee in the Winding up or Administration Event of the Company and/or claim in the liquidation of the Company, such claims as set out in Section 6.01 hereof. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Contingent Capital Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Contingent Capital Notes.

Section 5.03. Limited Remedies for Breach of Performance Obligations. In the event of a breach of any term, obligation or condition binding upon the Company under the Contingent Capital Notes or the Indenture (other than any payment obligation of the Company under or arising from the Contingent Capital Notes or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligation) (such obligation, a “Performance Obligation”), the Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce the Performance Obligation, provided that the Company shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including damages for breach of any obligations under the Contingent Capital Notes) earlier than the same would otherwise have been payable under the Contingent Capital Notes or the Indenture, but excluding any payments made to the Trustee acting on its own account in respect of its costs, expenses, liabilities or remuneration. For the avoidance of doubt, any breach by the Company of any Performance Obligation shall not confer upon the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Contingent Capital Notes any claim for damages and, in the event of such a breach of a Performance Obligation, the sole and exclusive remedy that the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Contingent Capital Notes may seek under the Contingent Capital Notes and the Indenture is specific performance under the laws of the State of New York. By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner of the Contingent Capital Notes acknowledges and agrees (i) that such Holder and Beneficial Owner shall not seek, and shall not direct the Trustee (acting on their behalf) to seek, any claim for damages against the Company in respect of any breach by the Company of a Performance Obligation, and (ii) that the sole and exclusive remedy that such Holder and Beneficial Owner and/or the Trustee (acting on their behalf) may seek under the Contingent Capital Notes and the Indenture for a breach by the Company of a Performance Obligation is specific performance under the laws of the State of New York.

Section 5.04. No Other Remedies and Other Terms.

(a)       Other than the limited remedies specified in this Article 5, and subject to paragraph (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Contingent Capital Notes or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Contingent Capital Notes or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in, Section 6.07 of the Contingent Convertible Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Contingent Convertible Securities Indenture shall not be limited or impaired by this Article 5 or otherwise and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 6.01 of this Ninth Supplemental Indenture.

(b)       For purposes of the Contingent Convertible Securities Indenture, “Event of Default” shall mean an “Enforcement Event” as defined in this Ninth Supplemental Indenture, except that the term “Event of Default” as used in Article 8 of the Contingent Convertible Securities Indenture shall mean “Winding-up or Administration Event” and as used in Article 5.08 of the Contingent Convertible Securities Indenture shall mean “Non-Payment Event”.

(c)       Notwithstanding the limitations on remedies specified in this Article 5, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners under the provisions of the Indenture, and (ii) nothing shall impair the right of a Holder or Beneficial Owner of the Contingent Capital Notes under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Contingent Capital Notes as provided for in Section 5.08 of the Contingent Convertible Securities Indenture; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Contingent Capital Notes, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Capital Notes, shall be subject to the subordination provisions set forth in Section 6.01 of this Ninth Supplemental Indenture.

(d)       In furtherance of Section 6.01 of the Contingent Convertible Securities Indenture:

(i)       For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii)       Notwithstanding anything contained in the Contingent Convertible Securities Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

Section 5.05. Waiver of Past Defaults.

(a)       Holders of not less than a majority in aggregate principal amount of the Outstanding Contingent Convertible Securities may on behalf of the Holders of all of the Contingent Capital Notes waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Contingent Capital Notes shall not be entitled to waive any past Enforcement Event that results from a Winding-up or Administration Event or a Non-Payment Event.

(b)       Upon the occurrence of any waiver permitted by paragraph (a) above, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to the Contingent Capital Notes arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Contingent Convertible Securities Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

Article 6
Subordination

Section 6.01. Subordination to Claims of Senior Creditors.

(a)       With respect to the Contingent Capital Notes only, and pursuant to Section 12.01(a) of the Contingent Convertible Securities Indenture, the extent and manner in which the payment of principal of (and premium, if any) and interest, if any, on the Contingent Convertible Securities is subordinated to the claims of the holders of certain other present or future obligations of the Company shall be determined as set out in this Section 6.01. References in the Contingent Convertible Securities Indenture to Section 12.01(a) thereof shall be to Section 6.01 hereof. For the avoidance of doubt, no provision of Article 12 of the Contingent Convertible Securities Indenture other than replacing Section 12.01(a) with this Section 6.01 shall be amended by this Ninth Supplemental Indenture.

(b)       The Contingent Capital Notes shall constitute the Company’s direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the Holders and Beneficial Owners in respect of or arising from the Contingent Capital Notes (including any damages for breach of obligations thereunder, if payable) shall be subordinated to the claims of Senior Creditors.

(c)       If a Winding-up or Administration Event occurs before the date on which the Conversion Trigger Event occurs, there shall be payable by the Company in respect of each Contingent Capital Note (in lieu of any other payment by the Company) such amount, if any, as would have been payable to a Holder or Beneficial Owner if, on the day prior to the commencement of the Winding-up or Administration Event and thereafter, such Holder or Beneficial Owner were the holder of one of a class of Notional Preference Shares on the assumption that the amount that such Holder or Beneficial Owner was entitled to receive in respect of such Notional Preference Shares, on a return of assets in such Winding-up or Administration Event, was an amount equal to the principal amount of the relevant Contingent Capital Note, together with any Accrued Interest and any damages for breach of any obligations thereunder (if payable), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

(d)       If a Winding-up or Administration Event occurs on or after the date on which the Conversion Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by the Company in respect of each Contingent Capital Note (in lieu of any other payment by the Company) such amount, if any, as would have been payable to the Holder or Beneficial Owner of such Contingent Capital Note in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (and, as a result, such Holder or Beneficial Owner were the holder of such number of the Company’s ordinary shares as such Holder or Beneficial Owner would have been entitled to receive on the Conversion Date, ignoring for this purpose the Company’s right to make an election for a Settlement Shares Offer to be effected pursuant to Section 3.18 hereof), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

(e)       Other than in the event of a Winding-up or Administration Event of the Company as described in paragraph (c) and (d) above, or in relation to the Cash Component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising from the Contingent Capital Notes (including any damages for breach of any obligations thereunder) shall, in addition to the right of the Company to cancel payments of interest pursuant to Section 3.03 or 3.04 hereof, be conditional upon the Company’s being solvent at the time when the relevant payment is due to be made, and no principal, interest or other amount shall be due and payable in respect of or arising from the Contingent Capital Notes except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts as they fall due and (ii) its Assets are at least equal to its Liabilities. An Officer’s Certificate (which shall only be required if the Company at the relevant time has not satisfied the Solvency Condition and is relying on that fact as the basis for not making a payment on the Contingent Capital Notes) as to the Company’s solvency shall, unless there is manifest error, be treated and accepted by the Company, the Trustee and any Holder as correct and sufficient evidence that the Solvency Condition is not satisfied. The Trustee shall be entitled to rely absolutely on such certificate without liability to any person without any obligation to verify or investigate the accuracy thereof. If the Company fails to make a payment because the Solvency Condition is not satisfied, such payment shall not be or become due and payable and shall be deemed cancelled.

Section 6.02. No Set-Off. Subject to applicable law, the Trustee (acting on behalf of the Holders) and the Holders of the Contingent Capital Notes by their acceptance thereof will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to the Contingent Capital Notes, this Ninth Supplemental Indenture or the Contingent Convertible Securities Indenture (or between the Company’s obligations under or in respect of the Contingent Capital Notes and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during any Winding-up or Administration Event. Notwithstanding the above, if any of such rights and claims of any such Holder against the Company are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of any Winding-up or Administration Event, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for the Senior Creditors and until such time as payment is made will hold a sum equal to such amount on trust for the Senior Creditors and accordingly such discharge shall be deemed not to have taken place.

Article 7
Satisfaction and Discharge

Section 7.01. Satisfaction and Discharge of Indenture. For purposes of the Contingent Capital Notes, Section 4.01 of the Contingent Convertible Securities Indenture shall be amended and restated in its entirety and shall read as follows:

This Indenture shall upon Company Request cease to be of further effect with respect to the Contingent Capital Notes (except as to any surviving rights of registration of transfer of the Contingent Capital Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Contingent Capital Notes when:

(a)       all Contingent Capital Notes theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 of the Contingent Convertible Securities Indenture) have been delivered to the Trustee for cancellation;

(b)       the Company has paid or caused to be paid all other sums payable hereunder (including Accrued Interest, if any) by the Company with respect to the Contingent Capital Notes; and

(c)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture with respect to the Contingent Capital Notes have been complied with.

Notwithstanding any satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 6.07 of the Contingent Convertible Securities Indenture, the obligations of the Trustee to any Authenticating Agent under Section 6.14 of the Contingent Convertible Securities Indenture and the obligations of the Trustee under Section 4.02 of the Contingent Convertible Securities Indenture and the last paragraph of Section 10.03 of the Contingent Convertible Securities Indenture shall survive such satisfaction and discharge.

Article 8
Supplemental Indentures

Section 8.01. Amendments or Supplements without Consent of Holders. In addition to any permitted amendment or supplement to the Contingent Convertible Securities Indenture pursuant to Section 9.01 of the Contingent Convertible Securities Indenture, the Company and the Trustee may amend or supplement the Indenture or the Contingent Capital Notes without notice to or the consent of any Holder of the Contingent Capital Notes (i) to conform this Ninth Supplemental Indenture and the form or terms of the Contingent Capital Notes to the section entitled “Description of the Contingent Capital Notes” as set forth in the Prospectus, (ii) to reflect changes to the procedures set forth in Section 3.16 or Section 3.17 above or (iii) pursuant to Section 3.22(b)(iii).

Section 8.02. Amendments or Supplements With Consent of Holders. The Company and the Trustee may amend the Contingent Capital Notes and the Indenture with respect to the Contingent Capital Notes as provided in Section 9.02 of the Contingent Convertible Securities Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 9.02 of the Contingent Convertible Securities Indenture, without the consent of each Holder of an outstanding Security affected thereby, no amendment or waiver may make any change that adversely affects the conversion rights of any of the Contingent Capital Notes. The Trustee shall be obliged to concur with the Issuer in effecting any variations in the circumstances and as otherwise set out in Section 3.12 or on a Qualifying Takeover Event without the consent of the Holders.

Section 8.03. Holders’ Approval of Amendments. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice in accordance with the Indenture briefly describing such amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.04. PRA Consent. No modification shall be effected to this Ninth Supplemental Indenture or in relation to the Contingent Capital Notes, unless the Company has received any consent (or indication of no objection) from the PRA as may be required under the Capital Regulations. The Trustee is entitled to request and rely on an Officer’s Certificate as to the satisfaction of this condition precedent to any modification without further enquiry.

Article 9

Amendments to the Contingent Convertible Securities Indenture applicable to the Contingent Capital Notes only

Section 9.01. Additional Amounts. With respect to the Contingent Capital Notes only, Section 10.04 of the Contingent Convertible Securities Indenture is amended and restated in its entirety and shall read as follows:

Section 10.04. Additional Amounts. All amounts of principal and interest, if any, on the Contingent Capital Notes will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law.

If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Company will pay such additional amounts in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of the payment of the principal amount of) the Contingent Capital Notes (“Additional Amounts”) as may be necessary in order that the net amounts in respect of any interest paid to the Holders of the Contingent Capital Notes, after such deduction or withholding, shall equal the amount of any interest which would have been payable in respect of such Contingent Capital Notes had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i)       the Holder or the beneficial owner of the Contingent Capital Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the mere holding or ownership of a Contingent Capital Note, or the collection of any payment of (or in respect of) any interest on the Contingent Capital Notes

(ii)       the Contingent Capital Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the Contingent Capital Note for payment at the close of such 30 day period,

(iii)       the Holder or the beneficial owner of the Contingent Capital Note or the beneficial owner of any payment of (or in respect of) any interest on such Contingent Capital Note failed to comply with a request of the Company or its liquidator or other authorized Person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(iv)       the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(v)       any combination of subclauses (i) through (iv) above,

nor shall Additional Amounts be paid with respect to a payment of any interest on the Contingent Capital Notes to any Holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Ninth Supplemental Indenture there is mentioned, in any context, the payment of any interest on, or in respect of, any Contingent Capital Notes such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Article 10
Miscellaneous

Section 10.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Ninth Supplemental Indenture by each of the Company and the Trustee, the Contingent Convertible Securities Indenture shall be supplemented and amended in accordance herewith, and this Ninth Supplemental Indenture shall form a part of the Contingent Convertible Securities Indenture for all purposes in respect of any Contingent Capital Notes.

Section 10.02. Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Contingent Convertible Securities Indenture and subject to the provisions of Section 6.03 of the Contingent Convertible Securities Indenture, the Trustee shall be entitled to receive an Officer’s Certificate stating the recitals contained in Section 1.02 of the Contingent Convertible Securities Indenture have been complied with and an Opinion of Counsel stating that this Ninth Supplemental Indenture is permitted by the Contingent Convertible Securities Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Contingent Convertible Securities Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability. The Trustee shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Ninth Supplemental Indenture complies with the applicable provisions of the Contingent Convertible Securities Indenture.

Section 10.03. Notices to, and Consents Required from, the PRA to Be Given to the Trustee. The Trustee shall be entitled to receive, and shall be fully protected in relying upon without any investigation, a copy of all notifications provided to, and prior consents required from, the PRA pursuant to the Indenture.

Section 10.04. Survival. Anything herein to the contrary notwithstanding, for purposes of the Contingent Capital Notes, Section 6.08 of the Contingent Convertible Securities Indenture is hereby amended in its entirety as follows: The Trustee’s right to payment of its fees, reimbursement and indemnity under, and in its lien provided for in, Sections 5.06 and 6.07 of the Contingent Convertible Securities Indenture shall survive the payment in full of the Contingent Capital Notes, the satisfaction and discharge of the Indenture, the Automatic Conversion upon a Conversion Trigger Event, the resignation or removal of the Trustee, the termination for any reason of the Indenture and any exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes.

Section 10.05. Confirmation of Indenture. The Contingent Convertible Securities Indenture, as supplemented and amended by this Ninth Supplemental Indenture, is in all respects ratified and confirmed, and the Contingent Convertible Securities Indenture and this Ninth Supplemental Indenture shall, in respect of any Contingent Capital Notes, be read, taken and construed as one and the same instrument. This Ninth Supplemental Indenture constitutes an integral part of the Contingent Convertible Securities Indenture with respect to the Contingent Capital Notes. In the event of a conflict between the terms and conditions of the Contingent Convertible Securities Indenture and the terms and conditions of this Ninth Supplemental Indenture, the terms and conditions of this Ninth Supplemental Indenture shall prevail with respect to the Contingent Capital Notes.

Section 10.06. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Ninth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Ninth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Contingent Convertible Securities Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 10.07. Governing Law. This Ninth Supplemental Indenture and the Contingent Capital Notes shall be governed by and construed in accordance with the laws of the State of New York, except that (i) Sections Section 6.01 and Section 6.02 of this Ninth Supplemental Indenture (other than the Trustee’s own rights, duties or immunities thereunder) shall be governed by and construed in accordance with the laws of Scotland and (ii) the authorization and execution by the Company of this Ninth Supplemental Indenture and the Contingent Capital Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the jurisdiction of the Company.

Section 10.08. Entire Agreement. With respect to Contingent Capital Notes issued pursuant to this Ninth Supplemental Indenture, any agreements, arrangements or understandings between the Company and any Holder and Beneficial Owner of the Contingent Capital Notes with respect to the Contingent Capital Notes must be entered into in accordance with the terms of the Indenture.

Section 10.09. Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the date first written above.

NATWEST GROUP PLC, as Company

By:	/s/ Donal Quaid
Name: Donal Quaid
Title: Group Treasurer

THE BANK OF NEW YORK MELLON, acting through its London Branch as Trustee

By:	/s/ Jose Ramos
Name: Jose Ramos
Title: Authorized Signatory

[Signature Page to Ninth Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS SECURITY, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SCOTLAND.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Securities Indenture, dated as of August 10, 2015, as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 (the “Contingent Convertible Securities Indenture”), as amended and supplemented by the Ninth Supplemental Indenture, dated as of [●], 2024 (the “Ninth Supplemental Indenture” and, together with the Contingent Convertible Securities Indenture, the “Indenture”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Ninth Supplemental Indenture.

The rights of the Holder and Beneficial Owners of this Security are, to the extent and in the manner set forth in Section 6.01 of the Ninth Supplemental Indenture (which amends in its entirety Section 12.01(a) of the Contingent Convertible Securities Indenture), subordinated to the claims of other creditors of the Company, and this Security is issued subject to the provisions of that Section 6.01, and the Holder (and Beneficial Owners) of this Security, by accepting the same, agrees to, and shall be bound by, such provisions. The provisions of Sections 6.01 and 6.02 of the Ninth Supplemental Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, Scots law.

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The rights of the Holder of this Security are subject to Section 3.16 of the Ninth Supplemental Indenture. Effective upon, and following, the occurrence of the Automatic Conversion, provided that the Company issues and delivers the Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with this Security or the Ninth Supplemental Indenture), Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of this Security or payment of interest or any other amount on or in respect of this Security, which liabilities of the Company shall be irrevocably and automatically released, and accordingly the principal amount of this Security shall equal zero at all times thereafter.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner of the Contingent Capital Notes, acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail- in power by the relevant U.K. authority that may result in the (i) reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Convertible Securities, (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Contingent Convertible Securities into ordinary shares or other securities or other obligations of the Company or another person and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation to the terms of the Contingent Convertible Securities, solely to give effect to the above. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. bail-in power. By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

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NATWEST GROUP PLC
$[ ] []% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes

No. [ ] $[ ]

CUSIP NO. [ ]
ISIN NO. [ ]

NATWEST GROUP plc (herein called the “Company”, which term includes any successor Person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[●] ([●] Dollars), if and to the extent due, and to pay interest thereon, if any, in accordance with the terms hereof and the Indenture. The Contingent Capital Notes shall have no fixed maturity or fixed redemption date. From (and including) the Issue Date to (but excluding) [●], 20[●] (the “First Reset Date”), the interest rate on the Contingent Capital Notes shall be [●]% per annum. From and including the First Reset Date and each fifth anniversary date thereafter (each such date, a “Reset Date”), to (but excluding) the next succeeding Reset Date, the applicable per annum rate shall be equal to the sum of the applicable U.S. Treasury Rate, as determined by National Westminster Bank Plc (the “Calculation Agent”), on the Reset Determination Date and [●]% converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded). Subject to the provisions on the reverse of this Security relating to cancellation and deemed cancellation of interest and to Section 3.03, Section 3.04, Section 3.16(h) and Section 6.01 of the Ninth Supplemental Indenture and to the two last sentences of this paragraph, interest, if any, shall be payable in four equal quarterly installments in arrear on [●], [●], [●] and [●] of each year (each, an “Interest Payment Date”). The first date on which interest may be paid will be [●], 2024. Subject to the limitations specified on the reverse of this Security, if any interest payment is to be made in respect of the Contingent Capital Notes on any other date, including on any scheduled redemption date, it shall be calculated by the Calculation Agent by applying the interest rate as described above and multiplying the product by 30/360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). For this purpose “30/360” means, in respect of any period, the number of days in the relevant period, from and including the first day in such period to but excluding the last day in such period, such number of days being calculated on the basis of a 360 day year consisting of 12 months of 30 days each, divided by 360.

“U.S. Treasury Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately prior to the Reset Determination Date for such Reset Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date for such Reset Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date for such Reset Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

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“Comparable Treasury Issue” means, with respect to any Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of such Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to any Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Date (calculated on the Reset Determination Date preceding such Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date for such Reset Date.

The “Reset Determination Date” shall be the second Business Day immediately preceding each Reset Date.

“Reset Period” means any period from and including each Reset Date to but excluding the next succeeding Reset Date.

If any Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay.

If any scheduled redemption date is not a Business Day, payment of interest, if any, and principal shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date. If any Reset Date is not a Business Day, the Reset Date shall occur on the next succeeding Business Day.

 4

The interest, if any, so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be the 15th calendar day immediately preceding each Interest Payment Date, whether or not such day is a Business Day.

In addition to any other restrictions on payments of principal and interest contained in the Ninth Supplemental Indenture, no payment of the principal amount of this Security following any proposed redemption or payment of interest on this Security shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Interest on the Contingent Capital Notes shall be due and payable only at the full discretion of the Company, and the Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company elects not to make an interest payment in respect of the Contingent Capital Notes on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be or become due and payable.

Any interest cancelled or deemed cancelled (in each case, in whole or in part) pursuant to this Security shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Contingent Capital Notes shall have no right to or claim against the Company with respect to such interest amount. In addition, any such cancellation or deemed cancellation shall not constitute a default under this Security and Holders and Beneficial Owners of this Security shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Without limitation on the foregoing paragraph, the Company shall cancel any interest in respect of the Contingent Capital Notes (or, as appropriate, any part thereof) on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if in respect of such Interest Payment Date (a) the Company has an amount of Distributable Items on such scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments which do not reduce Distributable Items) made or declared by the Company since the end of the Company’s latest financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Contingent Capital Notes and any Junior Securities and (ii) all payments (other than redemption payments which do not reduce Distributable Items) payable by the Company on such Interest Payment Date (x) on the Contingent Capital Notes and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items, or (b) if the Solvency Condition is not (or would not be) satisfied in respect of such amounts payable on such Interest Payment Date.

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By its acquisition of the Contingent Capital Notes, each Holder and each Beneficial Owner shall be deemed to have contracted and agreed that (i) interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed cancelled pursuant to Section 3.04(a) of the Ninth Supplemental Indenture, and (ii) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes shall not constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture.

Interest on the Contingent Capital Notes shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled under the terms of this Security and Sections 3.02(b), 3.03(a), 3.04, 3.16(h) and Section 6.01 of the Ninth Supplemental Indenture. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described in this Security shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Contingent Capital Notes shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Contingent Capital Notes. The Company may use such cancelled payment without restriction to meet its obligations as they fall due.

Payments of principal of and interest, if any, on the Contingent Capital Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Contingent Convertible Securities represented by a Global Note shall be made through one or more Paying Agents appointed under the Contingent Convertible Securities Indenture to DTC or its nominee, as the Holder of this Security. Initially, the Paying Agent and the Security Registrar for the Contingent Capital Notes shall be The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom. The Company may change the Paying Agent or the Security Registrar without prior notice to the Holders of the Contingent Capital Notes, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Contingent Capital Notes shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 10.07 of the Ninth Supplemental Indenture and as stated herein, and except that the authorization and execution of this Security shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

 6

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The rest of this page is intentionally left blank.]

 7

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: [ ]

NATWEST GROUP PLC

By:
Name:
Title:

 8

Trustee’s Certificate of Authentication

This is one of the Contingent Capital Notes of the series designated herein referred to in the Indenture.

Date: [ ]

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee

By:
Authorized Signatory

 9

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Securities Indenture, dated as of August 10, 2015 (herein called the “Contingent Convertible Securities Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Contingent Convertible Securities Indenture), as supplemented and amended by the Ninth Supplemental Indenture, dated as of [●], 2024 (the “Ninth Supplemental Indenture” and, together with the Contingent Convertible Securities Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Contingent Capital Notes and of the terms upon which the Contingent Capital Notes are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $[aggregate principal amount of series of Contingent Capital Notes], which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

All payments of principal and/or interest to the Holders by or on behalf of the Company in respect of the Contingent Capital Notes shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, and in respect of withholding or deduction imposed by a Taxing Jurisdiction in respect of interest only (and not, for the avoidance of doubt, principal), the Company shall pay such additional amounts (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Holders of the sums which would have been receivable (in the absence of such withholding or deduction) from it in respect of their Contingent Capital Notes; except that no such Additional Amounts shall be payable with respect to any Contingent Capital Note in accordance with Section 10.04 of the Contingent Convertible Securities Indenture (as amended and restated with respect to the Contingent Capital Notes only by Section 9.01 of the Ninth Supplemental Indenture).

Payments under the Contingent Capital Notes will be subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which the Company or its Paying Agents agree to be subject and the Company will not, save as provided under Section 10.04 of the Contingent Convertible Securities Indenture (as amended and restated with respect to the Contingent Capital Notes only by Section 9.01 of the Ninth Supplemental Indenture), be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the Holders in respect of such payments.

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Subject to the Solvency Condition and the pre-conditions specified below, the Company may, at the Company’s option and in its sole discretion, redeem the Contingent Capital Notes, in whole but not in part, on the First Call Date or on any Reset Date thereafter at a redemption price equal to 100% of the principal amount of the Contingent Capital Notes then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption.

Subject to the Solvency Condition and the pre-conditions specified below, the Company may, at the Company’s option and in its sole discretion at any time, redeem the Contingent Capital Notes, in whole but not in part at a redemption price equal to 100% of the principal amount of the Contingent Capital Notes then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption, if at any time the Company determines that as a result of any amendment to, or change in the regulatory classification of the Contingent Capital Notes under the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date, the whole or part of the Contingent Capital Notes are, or are likely to be, excluded from the Tier 1 Capital (as defined in the Capital Regulations) of the Company and/or the Regulatory Group (a “Capital Disqualification Event”).

Subject to the Solvency Condition and the pre-conditions specified below, on the occurrence of a Tax Event, the Company may, at the Company’s option and in its sole discretion, at any time redeem all, but not some only, of the Contingent Capital Notes at 100% of their principal amount together with any Accrued Interest to (but excluding) the date of redemption. A “Tax Event” will be deemed to have occurred with respect to the Contingent Capital Notes if, at any time, the Company determines that, as a result of any change in, or amendment to, the laws or regulations of the U.K. or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the U.K. or any political subdivision or any authority thereof or therein is a party), or any change in the official application of such laws or regulations (including a decision of any court or tribunal or the application by any tax authority), which change or amendment becomes effective or applicable, or, in the case of a change in or amendment to law, where such change or amendment is enacted by a U.K. Act of Parliament or by a Statutory Instrument, if such U.K. Act of Parliament or Statutory Instrument is enacted on or after the Issue Date:

(a)	in making a payment under the Contingent Capital Notes in respect of interest, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)	a payment of interest on the next Interest Payment Date in respect of any of the Contingent Capital Notes would be treated as a “distribution” within the meaning of Section 1000 of the U.K. Corporation Tax Act 2010 (or any statutory modification or re-enactment thereof for the time being);

 11

(c)	the Company would not be entitled to claim a deduction in respect of a payment of interest payable on the next Interest Payment Date in computing its U.K. taxation liabilities (or the value of such deduction to the Company would be materially reduced);

(d)	as a result of the Contingent Capital Notes being in issue, the Company would not be able to have losses or deductions (including in respect of a payment of interest on the Contingent Capital Notes) set against the profits or gains, or profits or gains offset by losses or deductions, of companies with which it is or would otherwise be grouped for applicable U.K. tax purposes (whether under the group relief system current as at the date of issue of the Contingent Capital Notes or any similar system or systems having like effect as may exist from time to time);

(e)	a future write-down of the principal amount of the Contingent Capital Notes or conversion of the Contingent Capital Notes into ordinary shares would result in a U.K. tax liability, or income, profit or gain being treated for U.K. tax purposes as accruing, arising or being received;

(f)	the Contingent Capital Notes would no longer be treated as loan relationships for U.K. tax purposes; or

(g)	the Contingent Capital Notes or any part thereof would be treated as a derivative or an embedded derivative for U.K. tax purposes,

in each case, the effect of which cannot be avoided by the Company taking reasonable steps available to it.

In any case where the Company shall determine that as a result of a Tax Event, it is entitled to redeem the Contingent Capital Notes, it shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee confirming that the Tax Event has occurred.

Any interest payments that have been cancelled or deemed cancelled pursuant to the terms of this Security and the Indenture shall not be payable if the Contingent Capital Notes are redeemed pursuant to any of the preceding paragraphs.

Before the Company may redeem the Contingent Capital Notes pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption, the Company shall deliver to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are in definitive form, to the Holders directly at their addresses shown on the Contingent Convertible Security Register) prior notice of not less than fifteen (15) days, nor more than thirty (30) days. The Company shall deliver written notice of such redemption of the Contingent Capital Notes to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to the Holders (unless a shorter notice period shall be satisfactory to the Trustee).

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Such notice shall specify the Company’s election to redeem the Contingent Capital Notes and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described below.

Any notice of redemption shall state (i) the redemption date, (ii) that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture, become due and payable upon each Contingent Capital Note being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date, (iii) the place or places where the Contingent Capital Notes are to be surrendered for payment of the redemption price, and (iv) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Contingent Capital Notes being redeemed.

If the Company has delivered a notice of redemption, but the Solvency Condition is not satisfied immediately prior to, and immediately following, the date specified for redemption in such notice, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If the Company has delivered a notice of redemption, but prior to the payment of the redemption amount with respect to such redemption a Conversion Trigger Notice has been delivered, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If the Company has delivered a notice of redemption, but prior to the date of any such redemption the Company has not given notice to the PRA and/or the PRA has objected to or refused to grant permission to the Company, as applicable, to redeem the relevant Contingent Capital Notes (in each case to the extent, and in the manner, required by the relevant Capital Regulations), such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

If the Company has delivered a notice of redemption but in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Capital Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Company has not demonstrated to the satisfaction of the PRA that the Tax Event is material and was not reasonably foreseeable as at the Issue Date, or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, the PRA does not consider such change to be sufficiently certain or the Company has not demonstrated to the satisfaction of the PRA that the relevant change was not reasonably foreseeable as at the Issue Date; such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

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If the Company has delivered a notice of redemption but prior to the payment of the redemption amount with respect to such redemption the Company is not in compliance with any alternative or additional pre-conditions required by the PRA as a prerequisite to its permission for such redemption, such notice of redemption shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If any of the events specified in each of the preceding five paragraphs occurs, the Company shall promptly deliver notice to DTC as the Holder of the Global Securities (or, if the Contingent Capital Notes are definitive Securities, to the Holders directly at their addresses shown on the Contingent Convertible Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

Subject to the Solvency Condition and the pre-conditions specified below, the Company may at any time and from time to time, and to the extent not prohibited by CRD, repurchase beneficially or procure others to repurchase beneficially for its account the Contingent Capital Notes in the open market, by tender or by private agreement, in any manner and at any price or at differing prices. Contingent Capital Notes purchased or otherwise acquired by the Company may be (i) held, (ii) resold or (iii) at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Contingent Capital Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be reissued or resold).

Any redemption, repurchase, substitution or variation of the Contingent Capital Notes by the Company as provided under Section 3.08, Section 3.09, Section 3.10, Section 3.11, Section 3.12 and Section 3.14 of the Ninth Supplemental Indenture, is subject to (except to the extent the Capital Regulations no longer so require) the Company having met the following conditions:

(a)       the Company has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the Company becomes committed to the proposed redemption or repurchase;

(b)       the PRA has granted permission for the Company to make any such redemption or repurchase of the Contingent Capital Notes upon a satisfactory finding that either:

(i)       on or before such redemption or repurchase of any of the Contingent Capital Notes, the Company replaces such Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality on terms that are sustainable for its income capacity; or

(ii)       the Company has demonstrated to the satisfaction of the PRA that its Tier 1 capital and Tier 2 capital (as defined by the Capital Regulations) would, following such redemption or repurchase, exceed the capital ratios required under CRD and the combined buffer requirement defined in CRD by a margin that the PRA may consider necessary on the basis set out in CRD for it to determine the appropriate level of capital of an institution;

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(c)       no Conversion Trigger Notice has been delivered; and

(d)       the Company has complied with any alternative or additional pre-conditions as set out in the Capital Regulations and/or required by the PRA as a prerequisite to its permission for such redemptions or repurchases, at that time; and

(e)       with respect to Sections 3.09 and 3.10 of the Ninth Supplemental Indenture only, and except to the extent that the PRA no longer so requires, the Company may only redeem the Contingent Capital Notes before five years after the Issue Date if, in addition to the conditions set out in (a), (b), (c) and (d) above, the following conditions are met:

(i)       in the case of a redemption due to a Tax Event pursuant to Section 3.09 of the Ninth Supplemental Indenture, the Company demonstrates to the satisfaction of the PRA that the Tax Event relating to the Contingent Capital Notes is material and was not reasonably foreseeable at the time of issuance of the Contingent Capital Notes; or

(ii)       in the case of a redemption due to the occurrence of a Capital Disqualification Event pursuant to Section 3.10 of the Ninth Supplemental Indenture, (x) the PRA considers such change to be sufficiently certain and (y) the Company demonstrates to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Contingent Capital Notes.

If a Conversion Trigger Event has occurred, then the Automatic Conversion shall occur on the Conversion Date and all of the Company’s obligations under the Contingent Capital Notes shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of the Settlement Shares to the Settlement Share Depository, and the principal amount of the Contingent Capital Notes shall equal zero at all times thereafter (for the avoidance of doubt, the Tradable Amount shall remain unchanged as a result of the Automatic Conversion). Under no circumstances shall such released obligations be reinstated. If the Company has been unable to appoint a Settlement Share Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Settlement Shares to another independent nominee or to the Holders of the Contingent Capital Notes directly), the issuance and delivery of the Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as applicable, to the Holders of the Contingent Capital Notes, and such issuance and delivery shall irrevocably and automatically release all of the Company’s obligations under the Contingent Capital Notes as if the Settlement Shares had been issued and delivered to the Settlement Share Depository and, in which case, where the context so admits, references in the Ninth Supplemental Indenture and in this Security to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

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The procedures set forth in this Security and Section 3.16 of the Ninth Supplemental Indenture are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in Section 3.16 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices. Any such changes shall be subject to the provisions of Section 8.01 of the Ninth Supplemental Indenture.

Notwithstanding anything to the contrary contained in the Indenture or this Security, once the Company has delivered a Conversion Trigger Notice following the occurrence of a Conversion Trigger Event, (i) subject to the right of the Holders and Beneficial Owners pursuant to Section 5.03 in the event of a failure by the Company to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Conversion Trigger Event and the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Contingent Capital Notes to instruct the Trustee to take any action whatsoever, and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holder or by any Beneficial Owner shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this paragraph, with respect to any rights of the Holders or Beneficial Owners with respect to any payments under the Contingent Capital Notes that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by the Company to act otherwise.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Trustee shall not be liable with respect to (i) the calculation or accuracy of the CET1 Ratio in connection with the occurrence of a Conversion Trigger Event and the timing of such Conversion Trigger Event, (ii) the failure of the Company to post or deliver the underlying CET1 Ratio calculations of a Conversion Trigger Event to DTC, the Holders or the Beneficial Owners, (iii) any aspect of the Company’s decision to deliver a Conversion Trigger Notice or the related Automatic Conversion, (iv) the adequacy of the disclosure of these provisions in the Prospectus or any other offering material in respect of the Contingent Capital Notes or for the direct or indirect consequences thereof, or (v) any other requirement of the Company contained herein related to a Conversion Trigger Event or the Automatic Conversion.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes, as applicable) on the Conversion Date, this Contingent Capital Note shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders’ and Beneficial Owners’ right to receive Settlement Shares, or, if the Holder elects, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository (or such other relevant recipient, as applicable).

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The Holders and the Beneficial Owners shall not at any time have the option to convert the Contingent Capital Notes into Settlement Shares.

The occurrence of the Automatic Conversion shall not constitute an Enforcement Event.

Notwithstanding any other provision herein, by its acquisition of the Contingent Capital Notes, each Holder and each Beneficial Owner shall be deemed to have (i) agreed to all of the terms and conditions of the Contingent Capital Notes, including, without limitation, to those related to (x) Automatic Conversion of its Contingent Capital Notes following the Conversion Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Ninth Supplemental Indenture or the Contingent Capital Notes) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer and acknowledged that such events in (x) and (y) may occur without any further action on the part of such Holders or Beneficial Owners or the Trustee, (ii) agreed that effective upon, and following, the occurrence of the Automatic Conversion, no amount shall be due and payable to the Holders or the Beneficial Owners under the Contingent Capital Notes and the liability of the Company to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the Holders and the Beneficial Owners shall not have the right to give any direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Contingent Capital Notes, including, without limitation, claims related to or arising out of or in connection with the Conversion Trigger Event and/or any Automatic Conversion, and (iv) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

The Conversion Price shall be subject to adjustment as provided in Article 4 of the Ninth Supplemental Indenture.

In the Company’s sole and absolute discretion, within ten (10) Business Days following the Conversion Date, the Company may elect that the Settlement Share Depository (or an agent on its behalf) make an offer of all or some of the Settlement Shares to all or some of the Company’s Shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by the Company in its sole discretion) (the “Settlement Shares Offer”).

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If the Company elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, each Holder or Beneficial Owner, by its acquisition of the Contingent Capital Notes, shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the Holders and Beneficial Owners, to the Settlement Share Depository’s using the Settlement Shares delivered to it to settle any Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes, (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes, (iii) irrevocably agreed that the Company and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes, and (iv) irrevocably agreed that none of the Company, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the Holders’ and Beneficial Owners’ entitlement to, and subsequent delivery of, any Alternative Consideration).

Following the occurrence of a Conversion Trigger Event, subsequent to a Takeover Event having occurred, the Contingent Convertible Notes will be subject to conversion into Relevant Shares of the Approved Entity in the case of a Qualifying Takeover Event, or write-down to zero in the case of a Non-Qualifying Takeover Event, as provided in Section 4.03 of the Ninth Supplemental Indenture.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes, (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of the Company or another person and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation to the terms of the Contingent Capital Notes solely to give effect to the above. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and Beneficial Owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to the exercise of any U.K. bail-in power by the relevant U.K. authority. For the avoidance of doubt, the potential conversion of the Contingent Capital Notes into ordinary shares, other securities or other obligations in connection with the exercise of any U.K. bail-in power by the relevant U.K. authority is separate and distinct from the Automatic Conversion following a Conversion Trigger Event.

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By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes or any cancellation or deemed cancellation of interest pursuant to Section 3.03 or Section 3.04 of the Ninth Supplemental Indenture and the terms of this Security shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes, (iii) acknowledges and agrees that, (a) upon the exercise of any U.K. bail-in power by the relevant U.K. authority, the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Contingent Capital Notes under Section 5.12 of the Contingent Convertible Securities Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. authority. Notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. authority, the Contingent Capital Notes remain outstanding, (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Contingent Capital Notes) then the Trustee’s duties under the Indenture shall remain applicable with respect to the Contingent Capital Notes following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture, unless the Company and the Trustee agree that a supplemental indenture is not necessary, and (iv) shall be deemed to have (y) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. authority of its decision to exercise such power with respect to the Contingent Capital Notes and (z) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Contingent Capital Notes as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

Each Holder and Beneficial Owner that acquires its Contingent Capital Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Contingent Capital Notes that acquire the Contingent Capital Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Contingent Capital Notes, including in relation to interest cancellation, Automatic Conversion, the Settlement Shares Offer, the U.K. bail-in power, the write-down in the event of a Non-Qualifying Takeover Event and the limitations on remedies specified in this Security and Section 5.04 of the Ninth Supplemental Indenture.

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Upon the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Contingent Convertible Securities Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes and any Automatic Conversion.

The exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Contingent Capital Notes shall not constitute an Enforcement Event.

A “Winding-up or Administration Event” shall result if (i) an order is made, or an effective resolution is passed, for the winding up of the Company (excluding in any such case a solvent winding-up solely for the purpose of a reconstruction, amalgamation, reorganization, merger or consolidation of the Company, or the substitution in place of the Company of a Successor in Business, the terms of which have previously been approved by the Trustee or in writing by Holders of not less than 2/3 (two-thirds) in aggregate principal amount of the Contingent Capital Notes); or (ii) an administrator of the Company is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

If a Winding-up or Administration Event occurs prior to the occurrence of a Conversion Trigger Event, subject to the subordination provisions of Article 6 of the Ninth Supplemental Indenture, the principal amount of the Contingent Capital Notes shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person, including the declaration by the Trustee, the Holders or any other Person that the principal amount of the Contingent Capital Notes will become immediately due and payable.

Subject to Section 3.13 of the Ninth Supplemental Indenture, if the Company does not make payment of principal in respect of the Contingent Capital Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due (a “Non-Payment Event”), then the Trustee, on behalf of the Holders and Beneficial Owners, may, at its discretion, or shall at the direction of Holders of 25% or more of the aggregate principal amount of Outstanding Contingent Capital Notes, subject to any applicable laws, institute proceedings for the winding up of the Company. In the event of a Winding-up or Administration Event or liquidation of the Company, whether or not instituted by the Trustee, the Trustee may prove the claims of the Holders, Beneficial Owners and the Trustee in the Winding up or Administration Event of the Company and/or claim in the liquidation of the Company, such claims as set out in Section 6.01 of the Ninth Supplemental Indenture. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Contingent Capital Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Contingent Capital Notes.

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In the event of a breach of any term, obligation or condition binding upon the Company under the Contingent Capital Notes or the Indenture (other than any payment obligation of the Company under or arising from the Contingent Capital Notes or the Indenture, including payment of any principal or interest including any damages awarded for breach of any obligation) (such obligation, a “Performance Obligation”), the Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce the Performance Obligation, provided that the Company shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including damages for breach of any obligations under the Contingent Capital Notes) earlier than the same would otherwise have been payable under the Contingent Capital Notes or the Indenture, but excluding any payments made to the Trustee acting on its own account in respect of its costs, expenses, liabilities or remuneration. For the avoidance of doubt, any breach by the Company of any Performance Obligation shall not confer upon the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Contingent Capital Notes any claim for damages and, in the event of such a breach of a Performance Obligation, the sole and exclusive remedy that the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Contingent Capital Notes may seek under the Contingent Capital Notes and the Indenture is specific performance under the laws of the State of New York. By its acquisition of the Contingent Capital Notes, each Holder and Beneficial Owner of the Contingent Capital Notes acknowledges and agrees (i) that such Holder and Beneficial Owner shall not seek, and shall not direct the Trustee (acting on their behalf) to seek, any claim for damages against the Company in respect of any breach by the Company of a Performance Obligation, and (ii) that the sole and exclusive remedy that such Holder and Beneficial Owner and/or the Trustee (acting on their behalf) may seek under the Contingent Capital Notes and the Indenture for a breach by the Company of a Performance Obligation is specific performance under the laws of the State of New York.

Other than the limited remedies specified in this Security and Article 5 of the Ninth Supplemental Indenture, and subject to the second paragraph below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in, Section 6.07 of the Contingent Convertible Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Contingent Convertible Securities Indenture expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 6.01 of the Ninth Supplemental Indenture.

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For purposes of the Contingent Convertible Securities Indenture, “Event of Default” shall mean an “Enforcement Event” as defined in the Ninth Supplemental Indenture, except that the term “Event of Default” as used in Article 8 of the Contingent Convertible Securities Indenture shall mean “Winding-up or Administration Event.”

Notwithstanding the limitations on remedies specified in this Security and under Article 5 of the Ninth Supplemental Indenture, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Contingent Capital Notes under the provisions of the Indenture, and (ii) nothing shall impair the right of a Holder or Beneficial Owner of the Contingent Capital Notes under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Contingent Capital Notes; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Contingent Capital Notes, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Capital Notes, shall be subject to the subordination provisions set forth in Section 6.01 of the Ninth Supplemental Indenture.

In furtherance of Section 6.01 of the Contingent Convertible Securities Indenture:

(i)        For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii)        Notwithstanding anything contained in the Contingent Convertible Securities Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

With respect to the Contingent Capital Notes only, and pursuant to Section 12.01(a) of the Contingent Convertible Securities Indenture, the extent and manner in which the payment of principal of (and premium, if any) and interest, if any, on the Contingent Convertible Securities is subordinated to the claims of the holders of certain other present or future obligations of the Company shall be determined as set out in Section 6.01 of the Ninth Supplemental Indenture. References in the Contingent Convertible Securities Indenture to Section 12.01(a) thereof shall be to Section 6.01 of the Ninth Supplemental Indenture. For the avoidance of doubt, no provision of Article 12 of the Contingent Convertible Securities Indenture other than replacing Section 12.01(a) with Section 6.01 of the Ninth Supplemental Indenture shall be amended by the Ninth Supplemental Indenture.

The Contingent Capital Notes shall constitute the Company’s direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the Holders and Beneficial Owners of the Contingent Capital Notes in respect of or arising from the Contingent Capital Notes shall be subordinated to the claims of Senior Creditors.

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If a Winding-up or Administration Event occurs before the date on which the Conversion Trigger Event occurs, there shall be payable by the Company in respect of each Contingent Capital Note (in lieu of any other payment by the Company) such amount, if any, as would have been payable to a Holder or Beneficial Owner if, on the day prior to the commencement of a Winding-up or Administration Event and thereafter, such Holder or Beneficial Owner were the holder of one of a class of Notional Preference Shares on the assumption that the amount that such Holder or Beneficial Owner was entitled to receive in respect of such Notional Preference Shares, on a return of assets in such Winding-up or Administration Event, was an amount equal to the principal amount of the relevant Contingent Capital Note, together with any Accrued Interest and any damages for breach of any obligations thereunder (if payable), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

In the paragraph above, “Notional Preference Shares” means an actual or notional class of preference shares in the capital of the Company having an equal right to return of assets in a Winding-up or Administration Event to, and so ranking pari passu with, the most senior class or classes of issued preference shares with non-cumulative dividends (if any) in the capital of the Company from time to time and which have a preferential right to a return of assets in a Winding-up or Administration Event over, and so rank ahead of all other classes of issued shares for the time being in the capital of the Company but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in the capital of the Company which is referenced in any instrument of the Company for the purposes of determining a claim in the winding-up or administration of the Company and, as so referenced, (i) is expressed to have a preferential right to a return of assets in the Company’s winding-up or administration over the holders of all other classes of shares for the time-being in the capital of the Company and (ii) is not expressed to rank junior to any other notional class of preference shares in the capital of the Company. The terms “Parity Securities” and “Senior Creditors” have the meaning given to such terms in the Ninth Supplemental Indenture.

If a Winding-up or Administration Event occurs on or after the date on which the Conversion Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by the Company in respect of each Contingent Capital Note (in lieu of any other payment by the Company) such amount, if any, as would have been payable to the Holder or Beneficial Owner of such Contingent Capital Note in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (and, as a result, such Holder or Beneficial Owner were the holder of such number of the Company’s ordinary shares as such Holder or Beneficial Owner would have been entitled to receive on the Conversion Date, ignoring for this purpose the Company’s right to make an election for a Settlement Shares Offer to be effected pursuant to Section 3.18 of the Ninth Supplemental Indenture), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

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Other than in the event of a Winding-up or Administration Event of the Company, or in relation to the Cash Component of any Alternative Consideration in any Settlement Shares Offer payments in respect of or arising from the Contingent Capital Notes (including any damages for breach of any obligations thereunder) shall, in addition to the right of the Company to cancel payments of interest pursuant to the terms of the Ninth Supplemental Indenture or this Security, be conditional upon the Company’s being solvent at the time when the relevant payment is due to be made, and no principal, interest or other amount shall be due and payable in respect of or arising from the Contingent Capital Notes except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”).

For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts as they fall due and (ii) its Assets are at least equal to its Liabilities.

Subject to applicable law, the Trustee (acting on behalf of the Holders) and the Holders of the Contingent Capital Notes by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Contingent Capital Notes, the Ninth Supplemental Indenture or the Contingent Convertible Securities Indenture (or between the Company’s obligations under or in respect of the Contingent Capital Notes and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during any Winding-up or Administration Event. Notwithstanding the above, if any of such rights and claims of any such Holder (or the Trustee acting on behalf of such Holders) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holder) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of any Winding-up or Administration Event, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for the Senior Creditors and until such time as payment is made will hold a sum equal to such amount on trust for Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Contingent Capital Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Contingent Capital Notes then outstanding of each series to be affected.

With respect to Contingent Capital Notes issued pursuant to the Ninth Supplemental Indenture, any agreements, arrangements or understandings between the Company and any Holder and Beneficial Owner of the Contingent Capital Notes with respect to the Contingent Capital Notes must be entered into in accordance with the terms of the Contingent Convertible Securities Indenture and the Ninth Supplemental Indenture.

 24

Holders of not less than a majority in aggregate principal amount of the Outstanding Contingent Capital Notes may on behalf of the Holders of all of the Contingent Capital Notes waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Contingent Capital Notes shall not be entitled to waive any past Enforcement Event that results from a Winding-up or Administration Event or a Non-Payment Event.

As set forth in, and subject to, the provisions of the Indenture, no Holder will have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder fulfils the requirements of Section 5.07 of the Contingent Convertible Securities Indenture.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The denomination of each interest in this Security shall be the “Tradable Amount” of such book-entry interest. Prior to the Automatic Conversion, the aggregate Tradable Amount of the interests in this Security shall equal this Security’s outstanding principal amount. Following the Automatic Conversion, the principal amount of this Security shall equal zero, but the Tradable Amount of the book-entry interests in this Security shall remain unchanged as a result of the Automatic Conversion.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except (i) as otherwise provided for pursuant to Section 1.12 of the Contingent Convertible Securities Indenture and Section 10.07 of the Ninth Supplemental Indenture, the subordination provisions referred to herein and in Section 6.01 of the Ninth Supplemental Indenture (which replaces in its entirety Section 12.01(a) of the Contingent Convertible Securities Indenture) and the waiver of the right to set-off referred to herein and in Section 6.02 of the Ninth Supplemental Indenture, which are governed by, and construed in accordance with, Scots law (other than the Trustee’s own rights, duties or immunities under Article 12 of the Contingent Convertible Securities Indenture, as amended by Section 6.01 of the Ninth Supplemental Indenture, or otherwise), and (ii) the authorization and execution by the Company of this Security shall be governed by (in addition to the laws of the State of New York relevant to execution) the jurisdiction of the Company.

 25

Exhibit B

Form of Conversion Trigger Notice1

NOTICE TO DTC AND FOR PUBLICATION
AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[NatWest Group Letterhead]

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon 160 Queen Victoria Street London EC4V 4LA United Kingdom Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]	The Bank of New York Mellon 240 Greenwich Street New York, NY 10286 United States of America Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]

Re: NatWest Group plc [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) – Notice to DTC, Holders and Beneficial Owners of the Occurrence of a Conversion Trigger Event

This notice is in relation to NatWest Group plc’s (the “Company”) [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) issued on [ ], 2024 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated August 10, 2015, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and as amended and supplemented by the Ninth Supplemental Indenture, dated [●], 2024, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated January 11, 2022. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The Company hereby notifies The Depository Trust Company (“DTC”), the Holders and Beneficial Owners of the Contingent Capital Notes that a Conversion Trigger Event has occurred with respect to the Contingent Capital Notes. Such Conversion Trigger Event has occurred because the Regulatory Group’s CET1 Ratio as determined on [ ] was less than 7.00%.

____________________

1 Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

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Upon the occurrence of the Conversion Trigger Event, the terms of the Contingent Capital Notes provide for the Automatic Conversion of the Contingent Capital Notes into Settlement Shares on the Conversion Date, which is expected to be [date], at the Conversion Price. Upon the Automatic Conversion, all of the Company’s obligations under the Contingent Capital Notes shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of Settlement Shares to the Settlement Share Depository (or other relevant recipient). However, the terms of the Contingent Capital Notes provide that the Contingent Capital Notes shall remain in existence until the applicable Settlement Date for the sole purpose of evidencing a right to receive Settlement Shares, or, if the Holder elects, ADSs or Alternative Consideration, as applicable, from the Settlement Share Depository.

Accordingly, the Company hereby instructs DTC to indicate to all participants that payments of principal and interest are no longer payable under the Contingent Capital Notes as of the Conversion Date and that the Contingent Capital Notes will have no further entitlement to interest or principal as of such date by making a note to that effect in its systems.

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner of the Contingent Capital Notes have any inquiries, please contact either the Company at [Telephone, Fax, Email] or [Name] or the Settlement Share Depository, at [Telephone, Fax, Email].2

____________________

2 Insert contact details of any Settlement Share Depository, or, if NatWest Group plc has been unable to appoint a Settlement Share Depository, any other details required to set out the issuance and/or delivery procedures in respect of the Settlement Shares, ADSs or any Alternative Consideration as to Holders and Beneficial owners as NatWest Group plc shall consider reasonable in the circumstances.

 27

Exhibit C

Form of Conversion Trigger Event Officer’s Certificate

NATWEST GROUP PLC

Conversion Trigger Event Officer’s Certificate

This Officer’s Certificate is being delivered in relation to NatWest Group plc’s (the “Company”) [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) issued on [ ], 2024 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated August 10, 2015, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture, dated August 19, 2020, and as amended and supplemented by the Ninth Supplemental Indenture dated [●], 2024 between the Company and the Trustee (together, the “Indenture”).

Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Pursuant to Section 1.02 of the Contingent Convertible Securities Indenture and Section 3.16(b) of the Ninth Supplemental Indenture, the undersigned, being authorized signatory of the Company and authorized by the Company to give this certificate, hereby certifies as follows:

(a)       I have read all of the covenants and conditions in the Indenture, setting forth certain provisions in respect of the occurrence of a Conversion Trigger Event, including Section 3.16(b) of the Ninth Supplemental Indenture, and the definitions relating thereto;

(b)       [Include a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based][I have reviewed such other documents as I have deemed necessary as a basis for the opinion hereinafter expressed];

(c)       I have made such other examinations and investigations as I have deemed necessary to enable me to express an informed opinion as to (i) whether or not such covenants and conditions have been complied with, and (ii) the matters set forth in (d) below; and

(d)       In my opinion, such conditions (including all conditions precedent) and covenants have been complied with; and

(e)       a Conversion Trigger Event has occurred with respect to the Contingent Capital Notes. Such Conversion Trigger Event has occurred because the Regulatory Group’s CET1 Ratio, as determined on [ ], was less than 7.00%.

 28

[Concurrently with][Immediately following] the delivery of this Conversion Trigger Event Officer’s Certificate, the Company is delivering to The Depository Trust Company (“DTC”) the Conversion Trigger Notice attached hereto as Exhibit A as a notice to DTC and for publication as a notice to Holders and Beneficial Owners in the form set forth in Exhibit B to the Ninth Supplemental Indenture.

The Trustee is entitled to conclusively rely on and accept this Conversion Trigger Event Officer’s Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of a Conversion Trigger Event, and this Conversion Trigger Event Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Dated: [ ]

Name:
Title:

 29

Exhibit D

Form of Settlement Shares Offer Notice3

NOTICE TO DTC AND FOR PUBLICATION
AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[NatWest Group Letterhead]

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon 160 Queen Victoria Street London EC4V 4LA United Kingdom Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]	The Bank of New York Mellon 240 Greenwich Street New York, NY 10286 United States of America Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]

Re: NatWest Group plc [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) – Notice to DTC, Holders and Beneficial Owners –Election to Conduct a Settlement Shares Offer

This notice is in relation to NatWest Group plc’s (the “Company”) [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) issued on [ ], 2024 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated August 10, 2015, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and as amended and supplemented by the Ninth Supplemental Indenture, dated [●], 2024, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated January 11, 2022 (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

____________________

3 Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

 30

The Company hereby notifies The Depository Trust Company (“DTC”), the Holders and the Beneficial Owners of the Contingent Capital Notes that it has elected that the Settlement Share Depository conduct a Settlement Shares Offer. The Settlement Shares Offer Period will extend from the date of this notice until [Date]4.

[In addition, the Company hereby notifies DTC, the Holders and the Beneficial Owners of the Contingent Capital Notes that the Suspension Date shall be [Date]5. Accordingly, the Company hereby instructs DTC to implement a “chill” on the clearance and settlement of the Contingent Capital Notes on the Suspension Date. As described in the Prospectus, Holders and Beneficial Owners will not be able to settle the transfer of any Contingent Capital Notes following the Suspension Date, and any sale or other transfer of the Contingent Capital Notes that a Holder or Beneficial Owner may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled within DTC.]6

NatWest Group plc further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner of the Contingent Capital Notes have any inquiries, please contact either the Company at [Telephone, Fax, Email] or [Name], the Settlement Share Depository, at [Telephone, Fax, Email] 7

____________________

4 Note: Insert the date that the Settlement Shares Offer expires, which shall be no later than forty (40) business days after the delivery of this Settlement Shares Offer Notice.

5 Note: Insert the Suspension Date, which is the date on which DTC shall suspend all clearance and settlement of the Contingent Capital Notes.

6 Insert information concerning the Suspension Date if such information has not previously been included in the Conversion Trigger Notice.

7 Insert contact details of any Settlement Share Depository, or, if NatWest Group plc has been unable to appoint a Settlement Share Depository, any other details required to set out the issuance and/or delivery procedures in respect of the Settlement Shares, ADSs or any Alternative Consideration as to Holders and Beneficial owners as NatWest Group plc shall consider reasonable in the circumstances.

 31

Exhibit E

Form of Settlement Request Notice8

NOTICE TO DTC AND FOR PUBLICATION
AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[NatWest Group Letterhead]

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon 160 Queen Victoria Street London EC4V 4LA United Kingdom Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]	The Bank of New York Mellon 240 Greenwich Street New York, NY 10286 United States of America Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]

Re: NatWest Group plc [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) – Notice to DTC, Holders and Beneficial Owners –Election to Conduct a Settlement Shares Offer

This notice is in relation to NatWest Group plc’s (the “Company”) [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) issued on [ ], 2024 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated August 10, 2015, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and as amended and supplemented by the Ninth Supplemental Indenture, dated [●], 2024, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated January 11, 2022 (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

____________________

8 Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

 32

The Company hereby requests that Holders and Beneficial Owners of the Contingent Capital Notes provide notice to [Name of Settlement Share Depository (or other nominee)], as [Settlement Share Depository ]9, with a copy to the Trustee, in the form provided in Exhibit F to the Ninth Supplemental Indenture before [Date] (the “Notice Cut-off Date”).

If a Holder or Beneficial Owner of the Contingent Capital Notes properly completes and delivers a Settlement Notice on or before the Notice Cut-off Date, the Settlement Share Depository shall, in accordance with the terms of the Ninth Supplemental Indenture, deliver to such Holder or Beneficial Owner the relevant Settlement Shares (rounded down to the nearest whole number of Settlement Shares), ADSs or Alternative Consideration, as applicable, [on the date which is the later of (a) two (2) Business Days after the date on which the Settlement Notice is received by the Settlement Share Depository and (b) two (2) Business Days after [Date]10.]

If a Holder or Beneficial Owner of the Contingent Capital Notes fails to properly complete and deliver a Settlement Notice before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or Alternative Consideration. However, the relevant Securities shall be cancelled on the Final Cancellation Date, which shall be [Date],11 and any Holder or Beneficial Owner delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration (if so elected to be deposited with the ADS Depository on its behalf). The Company shall have no liability to any Holder or Beneficial Owner of the Contingent Capital Notes for any loss resulting from such Holder’s or Beneficial Owner’s failure to receive any Alternative Consideration, Settlement Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Settlement Notice and the relevant Contingent Capital Notes, if applicable, on a timely basis or at all.

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner of the Contingent Capital Notes have any inquiries, please contact either the Company at [Telephone, Fax, Email] or [Name], the [Settlement Share Depository], at [Telephone, Fax, Email].

_____________________

9 Note: If NatWest Group plc has been unable to appoint a Settlement Share Depository, this should refer to the entity undertaking its functions.

10 Note: Date of expiry or termination of the Settlement Share offer period.

11 Note: The Final Cancellation Date may be up to twelve (12) business days following the Notice Cut-Off Date.

 33

Exhibit F

Form of Settlement Notice12
NOTICE TO THE [SETTLEMENT SHARES DEPOSITORY AND] DTC

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon 160 Queen Victoria Street London EC4V 4LA United Kingdom Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]	The Bank of New York Mellon 240 Greenwich Street New York, NY 10286 United States of America Attn: [ ] Email: [ ] Fax: [ ] Tel: [ ]

Re: NatWest Group plc [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) – Notice to DTC, Holders and Beneficial Owners –Election to Conduct a Settlement Shares Offer

This notice is in relation to NatWest Group plc’s (the “Company”) [$][ ] Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (CUSIP: [ ], ISIN: [ ]) issued on [ ], 2024 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated August 10, 2015, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and as amended and supplemented by the Ninth Supplemental Indenture, dated [●], 2024, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated January 11, 2022 (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

_________________

12 Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC and CREST (or successor clearing system) policies and procedures.

 34

INFORMATION OF THE HOLDER OR BENEFICIAL OWNER FOR DELIVERY OF SETTLEMENT SHARES, ADSs OR ALTERNATIVE CONSIDERATION

Surname/Company Name:

First name:

Name to be entered in the share register of NatWest Group plc:

Tradable Amount of the Contingent Capital Notes held on the date hereof:

Securities to be delivered:

□	Settlement Shares

CREST participant ID:

CREST member account (if applicable):

[Account details of clearing system account]13

[Address to which any Settlement Shares should be delivered]14

□	American Depositary Shares

Registered account in the Company’s American Depositary Share facility:

Cash account details (if applicable):

YOU MUST DELIVER THE SETTLEMENT NOTICE TO THE SETTLEMENT SHARE DEPOSITORY AND THE TRUSTEE VIA DTC BEFORE [DATE].

If you fail to properly complete and deliver the Settlement Notice on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold your Settlement Shares or Alternative Consideration. However, your Contingent Capital Notes shall be cancelled on the Final Cancellation Date, which shall be [Date],15 and you will have to provide evidence of your entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration.

__________________

13 Note: To be included if the Settlement Shares will be delivered through a clearing system account other than CREST.

14 Note: To be included if the Settlement Shares are not a participating security in CREST or any another clearing system.

15 Note: The Final Cancellation Date may be up to twelve (12) Business Days following the Notice Cut-off Date.

 35